                                                                     EXHIBIT 4-M

===============================================================================



                             PARTICIPATION AGREEMENT


                           dated as of April 30, 1998

                                      among

                                 MARYGREEN, LLC,
                                    as Lessee



                              TRUSERV CORPORATION,
               as Lessee Agent, Construction Agent and Guarantor,

                               TRUSERV 1998 TRUST,
                                 as Lessor Trust

                            WILMINGTON TRUST COMPANY,
                     individually and as Owner Trustee under
                               TRUSERV 1998 TRUST,



                            BMO LEASING (U.S.), INC.,
               as Agent Certificate Holder and Certificate Holder,
                              as Certificate Holder



                                BANK OF MONTREAL,
                                   as Lender,


                                       and


                                BANK OF MONTREAL,
                      as Administrative Agent and Arranger

                            -------------------------




===============================================================================

                                TABLE OF CONTENTS

SECTION                          HEADING                                 PAGE

Parties.......................................................................1

Recitals......................................................................1

ARTICLE I             DEFINITIONS; INTERPRETATION.............................2


ARTICLE II            DOCUMENTATION DATE......................................2

    Section 2.1.      Documentation Date......................................2

ARTICLE III           FUNDING OF ADVANCES.....................................5

    Section 3.1.      Advances................................................5
    Section 3.2.      Certificate Holders'Commitments.........................6
    Section 3.3.      Lenders'Commitments.....................................6
    Section 3.4.      Procedures for Advances.................................6
    Section 3.5.      Interest Rate; Yield Rate...............................7
    Section 3.6.      Interest Period Selection/Continuation/
                        Conversion Elections..................................7
    Section 3.7.      Voluntary Commitment Terminations.......................8

ARTICLE IV            YIELD; INTEREST; FEES...................................8

    Section 4.1.      Yield...................................................8
    Section 4.2.      Interest on Loans.......................................9
    Section 4.3.      Prepayments.............................................9
    Section 4.4.      Fees....................................................9
    Section 4.5.      Place and Manner of Payments...........................10
    Section 4.6.      Pro Rata Treatment.....................................11
    Section 4.7.      Sharing of Payments....................................11

ARTICLE V             CERTAIN INTENTIONS OF THE PARTIES......................12

    Section 5.1.      Nature of Transaction..................................12
    Section 5.2.      Amounts Due Under the Lease............................12

ARTICLE VI            CONDITIONS PRECEDENT: ACQUISITION DATE;
                      FUNDING DATES..........................................13

    Section 6.1.      Acquisition Date.......................................13
    Section 6.2.      Funding Dates..........................................17
    Section 6.3.      Conditions to Completion Date..........................19

ARTICLE VII           DISTRIBUTIONS..........................................19

    Section 7.1.      Basic Rent.............................................19

    Section 7.2.      Purchase Payments by the Lessee Agent and
                        the Lessees..........................................19
    Section 7.3.      Payment of Loan Balance................................20
    Section 7.4.      Sales Proceeds of Remarketing of the Property..........20
    Section 7.5.      Supplemental Rent......................................21
    Section 7.6.      Distribution of Payments after Lease Event
                        of Default...........................................21
    Section 7.7.      Other Payments.........................................23
    Section 7.8.      Casualty and Condemnation Amounts......................24
    Section 7.9.      Order of Application...................................24
    Section 7.10.     Payments to Account....................................24

ARTICLE VIII          REPRESENTATIONS........................................24

    Section 8.1.      Representations of the Participants....................24
    Section 8.2.      Representations of the Lessee and the Guarantor........25
    Section 8.3.      Representations with Respect to each Funding
                        Date and the Acquisition Date........................31
    Section 8.4.      Warranties and Representations of the Owner Trustee....32
    Section 8.5.      Warranties and Representations of the Lessor Trust.....33

ARTICLE IX            PAYMENT OF CERTAIN EXPENSES............................34

    Section 9.1.      Transaction Expenses...................................34
    Section 9.2.      Brokers'Fees and Stamp Taxes...........................35
    Section 9.3.      Loan Agreement and Related Obligations.................35

ARTICLE X             OTHER COVENANTS AND AGREEMENTS.........................35

    Section 10.1.     Affirmative Covenants of the Guarantor.................35
    Section 10.2.     Negative Covenants of the Guarantor....................40
    Section 10.3.     Affirmative Covenant of the Agent Certificate Holder...44
    Section 10.4.     Covenants of the Owner Trustee and Lessor Trust........44

ARTICLE XI            RENEWALS; REPLACEMENT OF PARTICIPANTS..................46

    Section 11.1.     Extensions of Maturity Date and Expiration Date;
                        Replacement of Participants..........................46
    Section 11.2.     Replacement of Defaulting Participant..................48

ARTICLE XII           TRANSFERS OF PARTICIPANTS'INTERESTS....................48

    Section 12.1.     Assignments............................................48
    Section 12.2.     Participations.........................................48
    Section 12.3.     Withholding Taxes; Disclosure of
                        Information; Pledge Under Regulation A...............49

ARTICLE XIII          INDEMNIFICATION........................................50

    Section 13.1.     General Indemnification................................50
    Section 13.2.     End of Term Indemnity..................................52

    Section 13.3.     Environmental Indemnity................................53
    Section 13.4.     Proceedings in Respect of Claims.......................54
    Section 13.5.     General Tax Indemnity..................................55
    Section 13.6.     Indemnity Payments in Addition to Lease Obligations....58
    Section 13.7.     Eurodollar Rate Lending Unlawful.......................58
    Section 13.8.     Deposits Unavailable...................................59
    Section 13.9.     Increased Costs, etc...................................59
    Section 13.10.    Funding Losses.........................................61
    Section 13.11.    Capital Adequacy.......................................61

ARTICLE XIV           THE AGENT CERTIFICATE HOLDER...........................62

    Section 14.1.     Appointment and Authorization..........................62
    Section 14.2.     Delegation of Duties...................................63
    Section 14.3.     Agent Certificate Holder and Affiliates................63
    Section 14.4.     Action by Agent Certificate Holder.....................63
    Section 14.5.     Consultation with Experts..............................63
    Section 14.6.     Exculpatory Provisions.................................63
    Section 14.7.     Reliance on Communications.............................63
    Section 14.8.     Notice of Default......................................64
    Section 14.9.     Non-Reliance on Agent Certificate Holder
                        and Other Participants...............................64
    Section 14.10.    Indemnification........................................65
    Section 14.11.    Failure to Act.........................................65
    Section 14.12.    Resignation and Removal................................65
    Section 14.13.    Distributions..........................................66
    Section 14.14.    Rights of Lessee Agent.................................66

ARTICLE XV            MISCELLANEOUS..........................................66

    Section 15.1.     Survival of Agreements.................................66
    Section 15.2.     No Broker, Etc.........................................67
    Section 15.3.     Notices................................................67
    Section 15.4.     Counterparts...........................................67
    Section 15.5.     Amendments, Etc........................................67
    Section 15.6.     Headings, Etc..........................................68
    Section 15.7.     Parties in Interest....................................68
    Section 15.8.     GOVERNING LAW..........................................69
    Section 15.9.     Severability...........................................69
    Section 15.10.    Liability Limited......................................69
    Section 15.11.    Further Assurances.....................................69
    Section 15.12.    SUBMISSION TO JURISDICTION.............................70
    Section 15.13.    Setoff.................................................70
    Section 15.14.    WAIVER OF JURY TRIAL...................................70
    Section 15.15.    No Participant Responsible for Other Participants......70
    Section 15.16.    Recourse during Construction...........................71
    Section 15.17.    No Recourse to Owner Trustee; Agent Certificate
                        Holder; Certificate Holders..........................71

Appendix A      --      Definitions
Schedule I      --      Commitments
Schedule II     --      Notice Information, Wire Instructions and
                        Funding Offices
Schedule III    --      Commitment Fees; Certificate Holder Margin and
                        Loan Margin
Schedule IV     --      Schedule of Restrictive Agreements
Schedule V      --      Schedule of Liens
Schedule VI     --      Schedule of Investments
Schedule VII    --      Form of Subordinated Note


Exhibit A-1     --      Form of Legal Opinion of In-House Counsel
                        to Lessee Agent
Exhibit A-2     --      Form of Legal Opinion of Venable, Baetjer
                        and Howard, LLP
Exhibit A-3     --      Form of Legal Opinion of Morris, James,
                        Hitchens & Williams
Exhibit B       --      Form of Funding Request
Exhibit C       --      Form of Interest Period
                        Selection/Continuation/Conversion Notice
Exhibit D-1     --      Form of Officer's Certificate - Lessee/Guarantor
Exhibit D-2     --      Form of Secretary's Certificate - Lessee/Guarantor
Exhibit D-3     --      Form of Officer's Certificate - Owner Trustee
Exhibit D-4     --      Form of Secretary's Certificate- Owner Trustee
Exhibit D-5     --      Form of Responsible Officer's Certificate -
                        Lessee/Guarantor
Exhibit E       --      Intentionally Omitted
Exhibit F       --      Form of Assignment Agreement
Exhibit G       --      Form of Local Counsel Opinion
Exhibit H       --      Form of Completion Certificate
Exhibit I       --      Form of Construction Agency Agreement
Exhibit J       --      Form of Construction Agency Agreement Assignment
Exhibit K       --      Form of Construction Documents Assignment
Exhibit L       --      Intentionally Omitted
Exhibit M       --      Form of Compliance Certificate

                             PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT (this "Participation Agreement"), dated as of April 30, 1998, is entered into by and among MARYGREEN, LLC, a Delaware limited liability company, as the Lessee (together with any permitted successors and assigns, the "Lessee"); TRUSERV CORPORATION, a Delaware corporation, as the Lessee Agent, Construction Agent and Guarantor (in its capacity as Lessee Agent, the "Lessee Agent"; in its capacity as Construction Agent, the "Construction Agent"; and in its capacity as Guarantor, the "Guarantor"); TRUSERV 1998 TRUST, a Delaware business trust, as the Lessor Trust (the "Lessor Trust"); WILMINGTON TRUST COMPANY, a Delaware banking corporation, individually as set forth herein and as Trustee under the Lessor Trust ("Owner Trustee"); BMO LEASING (U.S.), INC., a Delaware corporation, as a Certificate Holder (together with any permitted successors and assigns thereto, each a "Certificate Holder" and collectively the "Certificate Holders"); BMO LEASING (U.S.), INC., as Agent Certificate Holder for the Certificate Holders (in such capacity, the "Agent Certificate Holder"); BANK OF MONTREAL, a Canadian banking organization ("BMO"), and the other various financial institutions as are or may from time to time become lenders (the "Lenders") under the Loan Agreement; and BMO as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders and as Arranger (in such capacity, the "Arranger").


                                   WITNESSETH:

         WHEREAS, on the Acquisition Date, the Lessor Trust will either (a) purchase from one or more third parties designated by the Construction Agent, or
(b) lease pursuant to a ground lease, parcels of Land, together with any Improvements thereon;

         WHEREAS, the Lessee Agent, as Construction Agent will construct Improvements or additional Improvements on such Land which will be the property of the Lessor Trust and will become part of the Property;

         WHEREAS, the Lessor Trust desires to lease the respective Property to the Lessee, and the Lessee desires to lease the Property from the Lessor Trust;

         WHEREAS, the Certificate Holders are willing to provide a portion of the funding of the costs of the acquisition of the Land, all Improvements thereon and the construction of additional Improvements;

         WHEREAS, the Lenders are willing to provide the remaining portion of the funding of the costs of the acquisition of the Land, all Improvements thereon and the construction of additional Improvements; and

         WHEREAS, to secure such financing (a) the Certificate Holders will have the benefit of (i) the Guaranty from the Guarantor, and (ii) a first priority Lien on the Property and (b) the Lenders will have the benefit of (i) the Guaranty from the Guarantor, (ii) a Lien on the Agent Certificate Holder's right, title and interest in the Property, and (iii) an assignment of certain of the Agent Certificate Holder's rights against the Lessee under the Lease and against the Construction Agent under the Construction Agency Agreement;

         NOW THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof (as such Appendix A may be amended, supplemented, amended and restated or otherwise modified from time to time, "Appendix A to this Participation Agreement"); and the rules of interpretation set forth in Appendix A to this Participation Agreement shall apply to this Participation Agreement.


                                   ARTICLE II
                               DOCUMENTATION DATE

         Section 2.1. Documentation Date. The Documentation Date (the "Documentation Date") shall be deemed to have occurred and all rights and obligations of the parties to the Operative Documents (each subject to any conditions specified therein) shall be in effect, upon satisfaction or waiver of each of the following conditions precedent:

                   (a) Participation Agreement. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto.

                   (b) Master Lease. The Master Lease shall have been duly authorized, executed and delivered by the parties thereto.

                   (c) Construction Agency Agreement. The Construction Agency Agreement shall have been duly authorized, executed and delivered by the parties thereto.

                   (d) Construction Agency Agreement Assignment; Construction Documents Assignment. The Construction Agency Agreement Assignment and the Construction Documents Assignment shall have been duly authorized, executed and delivered by the parties thereto.

                   (e) Loan Agreement and Notes. The Loan Agreement and each Lender's Note shall have been duly authorized, executed and delivered by the parties thereto.

                   (f) Assignment of Lease and Rent. The Assignment of Lease and Rent shall have been duly authorized, executed and delivered by the Lessor Trust, as assignor, to the Administrative Agent, as assignee, and the Assignment of Lease and Rent shall have been consented to and acknowledged by the Lessee.

                   (g) Guaranty. The Guaranty shall have been duly authorized, executed and delivered by the Guarantor.

                   (h) Trust Agreement. The Trust Agreement and each Certificate shall have been duly authorized, executed and delivered by the parties thereto.

                   (i) Fees. The Administrative Agent and each Participant, as applicable, shall have received all fees then due and payable pursuant to Section 4.4.

                   (j) Certain Transaction Expenses. Chapman and Cutler, as counsel for the Agent Certificate Holder and Administrative Agent, shall have received, to the extent then invoiced, payment in full in cash of all Transaction Expenses payable to such counsel pursuant to
         Section 9.1.

                   (k) Corporate Documents; Certificates; Acceptance Letter. The Lessee and the Guarantor shall have delivered, or shall each have caused to be delivered, to the Administrative Agent, the Agent Certificate Holder, each Lender and each Certificate Holder the following:

                       (i)   Articles of Incorporation; Articles of
                   Organization. Copies of its articles of incorporation or articles of organization, as the case may be, certified to be true and complete as of a recent date by the appropriate governmental authority of the jurisdiction of their respective incorporation or existence.

                       (ii) Resolutions. Copies of resolutions or other authority documentation of Guarantor's Board of Directors and the Lessee's managing member(s) approving and adopting the Operative Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by its secretary or assistant secretary or, as the case may be, its manager as of the Documentation Date to be true and correct and in full force and effect as of such date and evidence of corporate authority of the Guarantor and the Lessee with respect to the Operative Documents and the transactions contemplated therein.

                       (iii) Bylaws. A copy of Guarantor's bylaws certified
                   by its secretary or assistant secretary and a copy of the Lessee's operating agreement certified by its manager as of the Documentation Date to be true and correct and in full force and effect as of such date.

                       (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent, certified as of a recent date by the appropriate governmental authorities of the jurisdiction of its incorporation or existence, for Lessee and Guarantor.

                       (v) Opinions of Counsel. Opinions of in-house counsel for Lessee and Guarantor and Venable, Baetjer and Howard, LLP, addressed to the Administrative Agent, the Agent Certificate Holder, the Lessor Trust, the Owner

                   Trustee, each of the Lenders and each of the Certificate Holders, covering the matters set forth respectively in Exhibits A-1 and A-2.

                       (vi) Officer's and Secretary's Certificate. An Officer's Certificate (or, as the case may be, Member's Certificate) substantially in the form of Exhibit D-1, dated the Documentation Date and Secretary's Certificate (or, as the case may be, Member's Certificate) substantially in the form of Exhibit D-2, dated the Documentation Date.

                   (m) Corporate Documents; Certificates; Acceptance Letter. The Owner Trustee shall have delivered, or shall have caused to be delivered to each of the other parties hereto the following:

                       (i) Articles of Incorporation. Copies of its articles of incorporation or charter documents, certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                       (ii) Resolutions. Copies of resolutions of its Board of Directors approving and adopting the Operative Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by its secretary or assistant secretary as of the Documentation Date to be true and correct and in full force and effect as of such date.

                       (iii) Bylaws. A copy of its bylaws certified by its
                   secretary or assistant secretary as of the Documentation Date to be true and correct and in full force and effect as of such date.

                       (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent, certified as of a recent date by the appropriate governmental authorities of the state of its incorporation.

                       (v)   Opinions of Counsel. An opinion of Morris,
                   James, Hitchens & Williams, counsel for the Owner Trustee and the Lessor Trust addressed to each of the parties hereto, covering the matters set forth in Exhibit A-3.

                       (vi) Officer's and Secretary's Certificate. An Officer's Certificate substantially in the form of Exhibit D-3, dated the Documentation Date and Secretary's Certificate substantially in the form of Exhibit D-4, dated the Documentation Date.

                       (vii) Certificate of Trust. The Certificate of Trust,
                   certified to be true and complete as of a recent date by the appropriate governmental authority of the State of Delaware.

                   (n) Representations and Warranties. On the Documentation Date, the representations and warranties of each of the parties hereto contained in Sections 8.1, 8.2,

         8.4 and 8.5 shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                   (o) No Default. No Default or Event of Default shall have occurred and be continuing on the Documentation Date unless such Default or Event of Default shall have been waived in accordance with the Operative Documents.

                   (p) Governmental Approvals. All Governmental Actions required by any Requirement of Law for the purpose of authorizing Lessee, Guarantor, the Agent Certificate Holder, Owner Trustee, Lessor Trust, the Administrative Agent and each Participant to enter into the Operative Documents shall have been obtained or made and be in full force and effect.

All documents and instruments required to be delivered pursuant to this Section
2.1 shall be delivered at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 or at such other location as may be determined by the Agent Certificate Holder, the Administrative Agent and the Lessee Agent, and in such numbers as shall be reasonably requested by the Administrative Agent.


                                   ARTICLE III
                               FUNDING OF ADVANCES

         Section 3.1. Advances. Subject to the conditions and terms hereof, the Agent Certificate Holder and Lessor Trust shall take the following actions on the Acquisition Date at the written request of the Lessee Agent with respect to the Property:

                   (a) the Agent Certificate Holder shall make Advances (out of funds provided by the Certificate Holders and the Lenders) for the purpose of financing the acquisition of the Land or a leasehold interest therein (and any existing Improvements thereon) and the Construction of Improvements thereon and the proceeds of such Advances shall be made directly to the Construction Agent or to such parties designated in writing by the Construction Agent to the Agent Certificate Holder;

                   (b) the Lessor Trust shall acquire the Land or leasehold interest therein, and any existing improvements thereon (using funds provided by the Certificate Holders and the Lenders); and

                   (c) the Lessor Trust shall lease (or in the case of leaseholds, sublease) the Land and Improvements to the Lessee under the Master Lease and the Lease Supplement.

Notwithstanding any other provision hereof, the Agent Certificate Holder shall not be obligated to make any advance with respect to any Property if, after giving effect thereto, (i) the aggregate outstanding amounts of the Loans and the Certificate Holder Amounts would exceed the Aggregate Commitment Amount, or
(ii) the Property Balance would exceed the lesser of

(x) 110% of the Estimated Improvements Costs plus Land Acquisition Cost and (y) the Fair Market Sales Value of the Property as set forth in the As-Built Appraisal thereof delivered pursuant to Section 6.2(b) hereof.

         Section 3.2. Certificate Holders' Commitments. Subject to the conditions and terms hereof, each of the Certificate Holders shall make available to the Agent Certificate Holder at the request of the Construction Agent from time to time during the Commitment Period on any Funding Date or on the Acquisition Date, as appropriate, an amount (relative to such Certificate Holder, a "Certificate Holder Amount") in immediately available funds equal to such Certificate Holder's Commitment Percentage of the amount of the Advance being funded on such Funding Date or Acquisition Date. Notwithstanding any other provision hereof, no Certificate Holder shall be obligated to make available any Certificate Holder Amount if, after giving effect to the proposed Certificate Holder Amount, the outstanding aggregate amount of the Certificate Holder Amount of such Certificate Holder would exceed such Certificate Holder's Commitment.

         Section 3.3. Lenders' Commitments. Subject to the conditions and terms hereof, each of the Lenders shall make Loans to the Agent Certificate Holder at the request of the Construction Agent from time to time during the Commitment Period on any Funding Date or Acquisition Date, as appropriate, an amount (relative to such Lender, a "Loan") in immediately available funds equal to such Lender's Commitment Percentage of the amount of the Advance being funded on such Funding Date or Acquisition Date. Notwithstanding any other provision hereof, no Lender shall be obligated to make any Loan if, after giving effect to the proposed Loan, the outstanding aggregate amount of such Lender's Loans would exceed such Lender's Commitment.

         Section 3.4. Procedures for Advances. (a) With respect to each Advance, the Construction Agent shall give the Agent Certificate Holder and the Administrative Agent prior written notice pursuant to a Funding Request substantially in the form of Exhibit B (a "Funding Request"), which Funding Request shall be delivered not later than 9:00 a.m. (Chicago time), three (3) Business Days prior to the proposed Acquisition Date or the proposed Funding Date, specifying: (i) the proposed Acquisition Date or Funding Date, (ii) the amount of Advance requested, (iii) whether, such Funding Date will also be an Acquisition Date, and (iv) the requested Interest Period. With respect to any Funding Request related to the acquisition of the Property (or leasehold interest therein), in addition to the foregoing, the Construction Agent shall also specify: (i) the Property to be acquired or leased, (ii) the seller or ground lessor of the Property and the related Land Acquisition Cost, and (iii) the Estimated Improvement Costs. Such Loans and Certificate Holder Amounts made with respect to each Advance shall be Base Rate Loans/Certificate Holder Amounts, and the duration of the initial Interest Period with respect to such Advance shall begin on the proposed Acquisition Date or Funding Date and end on the next succeeding Scheduled Payment Date (the "Initial Interest Period"). Subject to timely delivery of a Funding Request and the other terms and conditions of the Operative Documents, each Participant shall make its Commitment Percentage of the requested Advance available to the Agent Certificate Holder by 1:00 p.m., (Chicago time), on the requested Acquisition Date or Funding Date. The Agent Certificate Holder and the Administrative Agent shall calculate the amounts of the Certificate Holder Amounts and the Loans required to fund the requested Advance. No more than one (1) Funding Request shall be made during any calendar month.

         (b) Except as the Participants may otherwise agree in writing, Advances shall be made solely to provide the Construction Agent with funds with which to pay any Land Acquisition Costs or to pay or reimburse itself for Property Improvement Costs, as the case may be.

         Section 3.5. Interest Rate; Yield Rate. Each Loan and Certificate Holder Amount shall accrue interest or Yield, as the case may be, by reference to the Base Rate or the Adjusted Eurodollar Rate in accordance with Section 3.6.

         Section 3.6. Interest Period Selection/Continuation/Conversion Elections. (a) By delivering an Interest Period Selection/Continuation/Conversion Notice to the Agent Certificate Holder and Administrative Agent with respect to Certificate Holder Amounts and Loans, respectively, the Lessee Agent may from time to time during the Lease Term irrevocably select, on not less than three (3) nor more than five (5) Business Days' notice, that all or any portion of the outstanding Loans and Certificate Holder Amounts be, in the case of Base Rate Loans/Certificate Holder Amounts, converted into Eurodollar Loans/Certificate Holder Amounts or, in the case of Eurodollar Loans/Certificate Holder Amounts, converted into Base Rate Loans/Certificate Holder Amounts or continued as Eurodollar Rate Loans/Certificate Holder Amounts and, with respect to Eurodollar Loans/Certificate Holder Amounts, select the duration for the next succeeding Interest Period; provided, however, that (a) in the absence of a delivery of an Interest Period Selection/Continuation/Conversion Notice with respect to any Eurodollar Loan/Certificate Holder Amount at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, the Lessee Agent shall be deemed to have selected that such Eurodollar Loan/Certificate Holder Amount be continued as a Eurodollar Loan/Certificate Holder Amount on such last day with an Interest Period of one (1) month, (b) each such conversion or continuation shall be pro rated among the applicable outstanding Loans and Certificate Holder Amounts of all Participants, (c) no portion of any Loan or Certificate Holder Amount may be continued as, or converted into, a Eurodollar Loan/Certificate Holder Amount when any Lease Default or Lease Event of Default has occurred and is continuing, and (d) the outstanding Loans and Certificate Holder Amounts may not be apportioned into more than six (6) separate Loans and Certificate Holder Amounts pursuant to this
Section 3.6 at any one time and each such Eurodollar Loan/Certificateholder Amount shall be in a minimum amount of $500,000.

         (b) the Lessee Agent, with respect to any Loans and Certificate Holder Amounts outstanding during the Interim Lease Term, shall be deemed to have (i) converted Base Rate Loans/Certificate Holder Amounts into Eurodollar Loans/Certificate Holder Amounts at the end of the initial Interest Period, (ii) as of each Scheduled Payment Date (other than the Interim Termination Date), continued all outstanding Eurodollar Loans/Certificate Holder Amounts as Eurodollar Loans/Certificate Holder Amounts and (iii) as of each Scheduled Payment Date (other than the Interim Termination Date) selected an Interest Period ending on the earlier of the next succeeding Scheduled Payment Date and the Interim Termination Date.

Each Interest Period Selection/Continuation/Conversion Notice so delivered or deemed delivered by the Lessee Agent shall be deemed an effective election by the Certificate Holders of the method for computing interest on the Loans under the Loan Agreement.

         Section 3.7. Voluntary Commitment Terminations. The Lessee Agent shall have the right at any time and from time to time upon not less than five
(5) Business Days prior notice to the Agent Certificate Holder and the Administrative Agent (which shall promptly notify the Lenders) to terminate the Commitments in whole or in part (but if in part then in a minimum amount of $5,000,000 or such lesser amount as will terminate the Commitments in full) pro rata in proportion among the Lenders and the Certificate Holders. No termination of the Commitments hereunder may be reinstated.


                                   ARTICLE IV
                              YIELD; INTEREST; FEES

         Section 4.1. Yield. (a) The amount of the Certificate Holder Amounts outstanding from time to time shall accrue yield ("Yield") at the Yield Rate, calculated using the actual number of days elapsed and, when the Yield Rate is based on the Adjusted Eurodollar Rate, a 360-day year basis and, if calculated at the Base Rate, a 360-day year basis if the Base Rate is calculated at the Federal Funds Rate, and a 365-, or, if applicable, 366-, day year basis if the Base Rate is calculated at the Prime Rate. If all or any portion of the Certificate Holder Amounts, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate. Upon the occurrence, and during the continuance of a Lease Event of Default, the principal of and, to the extent permitted by law, interest on (or Yield on) the Certificate Holder Amounts and any other amounts owing hereunder or under the other Operative Documents shall bear interest, payable on demand, at the Overdue Rate. The Administrative Agent shall, as soon as practicable, but in no event later than 12:00 (noon), Chicago time, two (2) Business Days before the effectiveness of each Adjusted Eurodollar Rate, cause to be determined such Adjusted Eurodollar Rate, the resulting Yield and Basic Rent, and notify the Lessee Agent, each Certificate Holder and Lender thereof.

         (b) The Administrative Agent shall distribute, in accordance with
Article VII, the Certificate Holder Basic Rent and all other amounts due with respect to the Certificate Holder Amounts paid to the Administrative Agent by the Lessee under the Lease from time to time.

         (c) Yield on outstanding Certificate Holder Amounts made with respect to each Property shall be paid from Advances by the Certificate Holders deemed to have been requested by the Lessee Agent pursuant to Section 3.4 on each Scheduled Payment Date occurring prior to the earlier of the Completion Date and the Outside Completion Date, and the Property Improvement Costs shall be increased on the date of each such Advance by an amount equal to such Advance; provided that if a Completion Certificate is delivered less than three (3) Business Days prior to a Scheduled Payment Date, solely for purposes of this clause (c) such Completion Certificate shall not be effective until the day after such Scheduled Payment Date.

         (d) After the earlier of the Completion Date and the Outside Completion Date, Yield on outstanding Certificate Holder Amounts made with respect to such Property shall be due and payable in cash on each Scheduled Payment Date and not funded pursuant to deemed Advances as referred to in clause (c) above.

         (e) If not repaid sooner, the outstanding aggregate Certificate Holder Amounts shall be repaid in full on the Maturity Date.

         Section 4.2. Interest on Loans. (a) Each Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreement. Each Loan shall become due and payable at the dates and times provided under the Loan Agreement.

         (b) The Administrative Agent shall distribute, in accordance with
Article VII, the Lender Basic Rent and all other amounts due with respect to the Loans paid to the Administrative Agent by the Lessee under the Lease from time to time.

         Section 4.3.  Prepayments.

         (a) Voluntary Prepayments. The Lessee Agent shall have the right to prepay an amount equal to the aggregate outstanding Lease Balance in whole, but not in part, pursuant to the exercise of purchase option permitted under the Lease, without premium or penalty.

         (b) Mandatory Prepayments. (i) If at any time the sum of the aggregate amount of outstanding Loans and Certificate Holder Amounts shall exceed the Aggregate Commitment Amount, the Lessee shall immediately make payment on the Loans or Certificate Holder Amounts in an amount sufficient to eliminate such excess; provided that the Lessee shall not be required to make such payments if such excess is attributable to a default by a Lender, Certificate Holder or Lessor Trust under the Loan Agreement or this Participation Agreement and, with respect to Lessor Trust, not attributable to a Lease Event of Default. Payments required to be made hereunder shall be applied to Base Rate Loans/Certificate Holder Amounts and then to Eurodollar Loans/Certificate Holder Amounts in direct order of their Interest Period maturities.

         (ii) All amounts payable by the Lessee Agent or the Lessee pursuant to
Article XV, XVI, XVIII or XX of the Master Lease shall be applied to the Loans and the Certificate Holder Amounts in the manner set forth in Article VII hereof.

         (d) Notice. The Lessee Agent will provide notice to the Administrative Agent of any voluntary prepayment by 10:00 A.M. (Chicago time) at least three
(3) Business Days prior to the date of such voluntary prepayment.

         Section 4.4. Fees. The Lessee Agent agrees to pay the fees set forth in this Section 4.4.

         (a) Structuring and Underwriting. The Lessee Agent agrees to pay to the Arranger the Structuring and Underwriting Fees in accordance with the Arranger's Fee Letter.

         (b) Administrative Agent's Fees. The Lessee Agent agrees to pay to the Administrative Agent for its own account the non-refundable Administration Fee set forth in the Arranger's Fee Letter on each anniversary of the Documentation Date during the Lease Term and on the Expiration Date.

         (c) Commitment Fee. The Lessee Agent agrees to pay to the Administrative Agent for the account of each Participant, for the period (including any portion thereof when its Commitment is suspended by reason of the Lessee's inability to satisfy any condition of Article VI) commencing on the Documentation Date and continuing through the Interim Termination Date, a commitment fee (collectively, the "Commitment Fees") with respect to each such Lender and Certificate Holder, calculated at a rate set forth in Schedule III attached hereto on such Participant's Commitment Percentage of the average daily Available Commitments.

         The Commitment Fees shall be payable by the Lessee Agent in arrears on each Quarterly Payment Date, commencing with the first such day following the Documentation Date, and on the last day of Interim Termination Date. The Commitment Fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Commitment Fees are payable over a year of 360 days.

         (d) Owner Trustee's Fees. The Lessee Agent agrees to pay to the Owner Trustee the fees set forth in the letter and exhibit attached thereto from Owner Trustee to Sean T. Maloney, Esq., Chapman and Cutler dated March 31, 1998.

         Section 4.5. Place and Manner of Payments. Except as otherwise specifically provided herein, all payments by the Lessee Agent or the Lessee hereunder, under the Master Lease or under any other Operative Document shall be made to the Administrative Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, to the Account in Chicago, Illinois not later than 12:00 p.m. (Noon) (Chicago time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. Administrative Agent shall send an invoice to Lessee Agent for Basic Rent, Supplemental Rent and other amounts due hereunder prior to such amounts being due hereunder. The Lessee Agent or the Lessee shall, at the time it makes any payment under any Operative Document, specify to the Administrative Agent the Loans and Certificate Holder Amounts, fees or other amounts payable by the Lessee Agent or the Lessee hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders and the Certificate Holders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by Lessee Agent or the Lessee subject to the terms of Section 4.6). The Administrative Agent will distribute such payments to such Lenders and Certificate Holders in accordance with Article VII, if any such payment is received prior to 2:00 p.m. (Chicago time) on a Business Day in like funds as received prior to such time, and otherwise the Administrative Agent will distribute such payment to such Lenders and Certificate Holders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans/Certificate Holder Amounts, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         Section 4.6. Pro Rata Treatment. Except to the extent otherwise provided herein, each Advance, each payment or repayment of principal on any outstanding Loan or Certificate Holder Amount and each payment of interest or Yield shall be allocated pro rata among the relevant Lenders and Certificate Holders, as the case may be, in accordance with the respective applicable Commitments (or, if the Commitments of such Lenders or Certificate Holders have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or Certificate Holder Amounts, as the case may be).

         Section 4.7. Sharing of Payments. The Participants agree among themselves that, in the event that any Participant shall obtain payment in respect of any Loan or Certificate Holder Amount or any other obligation owing to such Participant under the Operative Documents through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Participant under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Participation Agreement, such Participant shall promptly purchase from the other Participants a participation in such Loans or Certificate Holder Amounts and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Participants share such payment in accordance with their respective ratable shares as provided for in this Participation Agreement. The Participants further agree among themselves that if payment to a Participant obtained by such Participant through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Participant which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Participant whose payment shall have been rescinded or otherwise restored. The Lessee Agent and each Lessee agrees that any Participant so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Participant were a holder of such Loan or Certificate Holder Amount or other obligation in the amount of such participation. Except as otherwise expressly provided herein, if any Participant, the Agent Certificate Holder or the Administrative Agent shall fail to remit to the Administrative Agent, the Agent Certificate Holder or any other Participant an amount payable by such party to the Administrative Agent, the Agent Certificate Holder or such other Participant pursuant to the Operative Documents on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent, the Agent Certificate Holder or such other Participant at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Participant receives a secured claim in lieu of a setoff to which this Section 4.7 applies, such Participant shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Participants under this Section 4.7 to share in the benefits of any recovery on such secured claim.

                                    ARTICLE V
                        CERTAIN INTENTIONS OF THE PARTIES

         Section 5.1. Nature of Transaction. (a) The parties hereto intend that (i) for financial accounting purposes with respect to the Lessee, the Lessor Trust will be treated as the owner and the lessor of the Property and the Lessee will be treated as the lessee of the Property and (ii) for all other purposes, including federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes,

                   (A) the Lease will be treated as a financing arrangement,

                   (B) the Certificate Holders and the Lenders will be deemed lenders making loans to the Lessees in an amount equal to the sum of the Certificate Holder Amounts and the outstanding principal amount of the Loans, which amounts are secured by the Properties, and

                   (C) the Lessee will be treated as the owner of the Property described in the Lease Supplement and will be entitled to all tax benefits ordinarily available to an owner of properties like the Property for such tax purposes. Nevertheless, the Lessee acknowledges and agrees that neither the Agent Certificate Holder, the Administrative Agent nor any of the Certificate Holders or Lenders has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

         (b) Specifically, without limiting the generality of clause (a) of this
Section 5.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any state or commonwealth thereof affecting the Lessee Agent, Lessee, Guarantor, the Lessor Trust, the Owner Trustee, the Certificate Holders, or the Lenders or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Certificate Holders and the Lenders as unrelated third party lenders of the Lessee.

         Section 5.2. Amounts Due Under the Lease. Anything herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee Agent, the Lessee, the Certificate Holders and the Lenders that except for unindemnified
Taxes: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable as interest and, to the extent Fixed Rent is paid, as principal, on the Loans and Yield on the Certificate Holder Amounts on each Scheduled Payment Date; (ii) if the Lessee Agent elects the Purchase Option or the Lessee becomes obligated to purchase the Property under the Lease, the Loans, the Certificate Holder Amounts, and all interest, principal, Yield, Commitment Fees thereon and all other obligations of the Lessee Agent and the Lessee owing to the Administrative Agent, the Agent Certificate Holder, the Certificate Holders and the Lenders shall be due and payable in full by the Lessee Agent and the Lessee, as the case may be, on the date set forth in the Lease; (iii) if the Lessee Agent properly elects the Remarketing Option, the Lessee Agent shall only be required to pay to the Administrative Agent from the proceeds of the sale of the Property, that portion of the Loan Balance and any amounts due pursuant to
Article XIII hereof and Section 20.2 of the Master Lease (which aggregate amounts may be less than the Lease Balance, with any amount in excess of the Lease Balance being payable to the Lessee); and (iv) upon an Event of Default resulting in an acceleration of the Lessee Agent's obligation to purchase the Property under the Lease, the amounts then due and payable by the Lessee Agent and the Lessee under the Lease shall include all amounts necessary to pay in full the Lease Balance, plus all other amounts then due from the Lessee Agent and the Lessee to the Participants under the Operative Documents.


                                   ARTICLE VI
              CONDITIONS PRECEDENT: ACQUISITION DATE; FUNDING DATES

         Section 6.1. Acquisition Date. The closing date with respect to the acquisition of the Land or leasehold interests therein (and the Improvements thereon, if any) (the "Acquisition Date") shall occur on the date on or after the Documentation Date on which all the conditions precedent thereto set forth in this Section 6.1 shall have been satisfied or waived by the applicable parties as set forth herein. The obligation of the Lessor Trust to acquire the Land or leasehold interests therein on the Acquisition Date, the obligation of each Certificate Holder to make available any related Certificate Holder Amount on the Acquisition Date and the obligation of each Lender to make any related Loan on the Acquisition Date, are subject to satisfaction or waiver of the conditions precedent set forth in Section 2.1 and the following conditions precedent:

                   (a) Funding Request. Each of the Administrative Agent and the Agent Certificate Holder shall have received a fully executed counterpart of the applicable Funding Request in accordance with
         Section 3.4. Each of the delivery of a Funding Request and the acceptance of the proceeds of such Advance shall constitute a representation and warranty by the Lessee and Guarantor, each as to itself, that on the applicable Acquisition Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), the statements made in Section
         8.2 are true and correct.

                   (b) Fees. All fees due and payable pursuant to this Participation Agreement shall have been paid.

                   (c) Representations and Warranties. On the Acquisition Date, the representations and warranties of each party in this Participation Agreement and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that a failure of any party's representation or warranty to be true and correct on the Acquisition Date shall not be a condition precedent to such party's performance of its obligations under the Operative Documents.

                   (d) Appraisal. At least ten (10) Business Days prior to the Acquisition Date, the Agent Certificate Holder and the Administrative Agent shall have received an Appraisal of the Property, in form and substance satisfactory to the Administrative Agent and the Agent Certificate Holder, which Appraisal shall show that the Fair Market Sales Value of the Land as of the Acquisition Date is not less than the Land Acquisition Cost for the Property.

                   (e) Governmental Approvals. All necessary Governmental Actions required by any Requirement of Law for the purpose of authorizing the Lessor Trust to acquire the Property shall have been obtained or made and be in full force and effect.

                   (f) Responsible Officer's Certificate. The Agent Certificate Holder and the Administrative Agent shall have received a Responsible Officer's Certificate of the Lessee and Guarantor, in substantially the form of Exhibit D-5 attached hereto, addressed to the Administrative Agent, the Agent Certificate Holder, each Lender and each Certificate Holder and dated as of the Acquisition Date, stating that (w) to such Responsible Officer's knowledge the representations and warranties of the Lessee and the Guarantor contained in the Participation Agreement and each other Operative Document to which it is a party is true and correct in all material respects on and as of the Acquisition Date; (x) to such Responsible Officer's knowledge no Default or Event of Default has occurred and is continuing under any Operative Document to which it is a party with respect to the Lessee and the Guarantor; (y) to such Responsible Officer's knowledge each Operative Document to which the Lessee and the Guarantor is a party is in full force and effect with respect to it; and (z) the Lessee and the Guarantor has duly performed and complied with all conditions contained herein or in any other Operative Document required to be performed and complied with by it on or prior to the Acquisition Date.

                   (g) Evidence of Property Insurance. The Agent Certificate Holder and the Administrative Agent shall have received evidence that the insurance maintained by the Lessee with respect to the Property satisfies the requirements set forth in Article XIII of the Master Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

                   (h) Environmental Audit; Site Report. At least ten (10) Business Days prior to the Acquisition Date, the Agent Certificate Holder and the Administrative Agent shall have received (i) an Environmental Audit and (ii) a physical site report each with respect to the Property and in form and substance reasonably satisfactory to the Agent Certificate Holder and the Administrative Agent.

                   (i) Deed or Ground Lease. The Agent Certificate Holder shall have received either (i) in the case of Land being acquired from a third-party Seller, at least one (1) Business Day prior to the Acquisition Date a copy of the proposed Deed with respect to the Property (and/or all Improvements located thereon) being purchased on the Acquisition Date, and on or prior to the Acquisition Date, such Deed duly executed conveying fee simple title to the Property (and/or all Improvements located thereon) to the Lessor Trust and containing all customary seller's warranties and subject only to Permitted Property Liens or (ii) in the case of Land to be leased, at least ten (10) days prior to the Acquisition Date, a copy of the proposed ground lease, in form and substance satisfactory to the Agent Certificate Holder, and, on or prior to the Acquisition Date, such ground lease duly executed by such ground lessor thereunder, conveying to the Lessor Trust a leasehold interest in the Land, which Land shall be a separate tax lot and a legal subdivision under all applicable zoning laws.

                   (j) Bill of Sale. On or prior to the Acquisition Date, the Lessor Trust shall have received a special warranty bill of sale (a "Bill of Sale"), conveying title to the Lessor Trust in any Equipment comprising part of the Property.

                   (k) Construction Agency Agreement Supplement. On or prior to the Acquisition Date, the Construction Agent and the Agent Certificate Holder and/or Lessor Trust shall have delivered to the Certificate Holders and the Lenders a Construction Agency Agreement Supplement with respect to the Property fully executed by the Construction Agent and the Agent Certificate Holder.

                   (l) Supplement to Assignment of Lease and Rent. On or prior to the Acquisition Date, the Agent Certificate Holder and/or Lessor Trust shall have delivered to the Administrative Agent a supplement to the Assignment of Lease and Rent with respect to the Property substantially in the form of Exhibit A thereto, together with a consent to and acknowledgment of such supplement duly executed by the Lessee in proper form and substance for recording under Applicable Law and otherwise effecting the assignments anticipated by the Assignment of Lease and Rent.

                   (m) Lease Supplement. On or prior to the Acquisition Date, the applicable Lessee, the Agent Certificate Holder and/or Lessor Trust shall have delivered the original counterpart of the Lease Supplement executed by the Lessee and the Agent Certificate Holder and/or Lessor Trust with respect to the Property to the Lenders.

                   (n) Lessor Financing Statements. On or prior to the Acquisition Date, the Lessee shall have delivered to the Agent Certificate Holder on behalf of the Lessor Trust all Lessor Financing Statements relating to the Property as the Agent Certificate Holder or any other Certificate Holder may reasonably request in order to protect the interests of the Lessor Trust, the Agent Certificate Holder and each of the Certificate Holders under the Master Lease relating to the Property to the extent the Master Lease constitutes a security agreement.

                   (o) Recordation of Lessor Mortgage and Lessor Financing Statements; Search Results. Each of the Participants shall have received (x) evidence reasonably satisfactory to it that each of (i) the Lease Supplement and any other instrument constituting a Lessor Mortgage and (ii) the Lessor Financing Statements relating to such Property has been, or is being, recorded or filed in a manner sufficient to properly perfect each of their interests therein and (y) copies of file search reports from the Uniform Commercial Code filing officer in the jurisdiction (i) in which the Property is located or

         (ii) in which is located a place of business or the chief executive office of the Lessee that owns or holds any right, title or interest in the Property, setting forth the results of such Uniform Commercial Code file searches.

                   (p) Property Survey. On or prior to the Acquisition Date, the Lessee Agent shall have delivered to each of the Agent Certificate Holder and the Administrative Agent an American Land Title Association/American Congress on Surveying and Mapping ("ALTA")/1992 (Urban) Survey (or such other standards as are acceptable to the Agent Certificate Holder and the Administrative Agent) of the Property certified to the Participants and the title company and otherwise in form reasonably acceptable to the Participants.

                   (q) Title Insurance. On or prior to the Acquisition Date, the Lessee Agent shall have delivered to the Administrative Agent and the Agent Certificate Holder a commitment to deliver an ALTA extended owners and lenders title insurance policy covering the Property in favor of the Lessor Trust and the Administrative Agent, respectively, such policy to be in the amount not less than the sum of the related Land Acquisition Cost and the Estimated Improvement Costs and to be reasonably satisfactory to the Required Lenders and the Required Certificate Holders with such customary endorsements and affirmative assurances issued by the title company as a routine matter, to the extent available in the state where the Property is located if requested by the Agent Certificate Holder or the Administrative Agent. The Administrative Agent and Agent Certificate Holder shall also receive such reinsurance agreements as they may reasonably request.

                   (r) No Default. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Documents, and no Default or Event of Default under any of the Operative Documents will have occurred after giving effect to the acquisition of the Property.

                   (s) Opinion of Counsel and of Local Counsel to the Lessee. The Agent Certificate Holder and the Administrative Agent shall have received (i) an opinion of counsel qualified with respect to the laws of the jurisdiction in which the Property is situated, addressed to the Lessor Trust, the Administrative Agent, the Agent Certificate Holder, each Lender and each Certificate Holder, substantially in the form of Exhibit G and (ii) if requested by the Agent Certificate Holder and the Administrative Agent, opinions from such other counsel and covering such issues as they may reasonably request.

                   (t) Approval of Proposed Acquisition. The Property shall have been disclosed to and approved by the Agent Certificate Holder and the Administrative Agent prior to the six (6) month anniversary of the Documentation Date.

All documents and instruments required to be delivered pursuant to this Section
6.1 shall be delivered at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois

60603, or at such other location as may be determined by the Agent Certificate Holder, the Administrative Agent and the Lessee Agent.

         Section 6.2. Funding Dates. The obligations of the Agent Certificate Holder to make Advances on each Funding Date occurring after the Acquisition Date, the obligation of the Certificate Holders to make available any related Certificate Holder Amount on such Funding Date, and the obligation of the Lenders to make available any related Loan on such Funding Date, are subject to satisfaction or waiver of the following conditions precedent:

                   (a) Funding Request. Each of the Administrative Agent and the Agent Certificate Holder shall have received a fully executed counterpart of the applicable Funding Request in accordance with
         Section 3.4. Each of the delivery of the Funding Request and the acceptance of the proceeds of such Advance shall constitute a representation and warranty by the Lessee Agent that on the Funding Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), the statements made in Section 8.3 are true and correct in all material respects as though made on and as of such date, except to the extent such statements relate solely to an earlier date, in which case such statements shall have been true and correct in all material respects on and as of such earlier date.

                   (b) As-Built Appraisal. At least ten (10) Business Days prior to (i) the Initial Construction Date, the Agent Certificate Holder and the Administrative Agent shall have received an As-Built Appraisal of the Property, in form and substance satisfactory to the Administrative Agent and the Agent Certificate Holder, which As-Built Appraisal shall show that as of each of the Completion Date, the last day of the Basic Lease Term and the last day of any Renewal Term for the Property, the Fair Market Sales Value of the Land and the Improvements to be constructed thereon in accordance with the Plans and Specifications shall not be less than 100% of the sum of the Land Acquisition Cost and Estimated Improvement Costs and (ii) the Funding Date in the event the Property Balance, after giving effect to such Advance, would be greater than the Fair Market Sales Value for any date indicated in the As-Built Appraisal delivered under clause (i) and subject to Section 3.1 of the Construction Agency Agreement, a subsequent As-Built Appraisal which shall show that as of each of the Completion Date, the last day of the Basic Lease Term and the last day of any Renewal Term, the Fair Market Sales Value shall not be less than the Property Balance after giving effect to such Advance. In the event such subsequent As-Built Appraisal shall show that the Fair Market Sales Value as of any of the Completion Date, the last day of the Basic Lease Term or the last day of any Renewal Term shall be less than the Property Balance after giving effect to such Advance, the Lessee shall promptly remit to the Administrative Agent the difference between the Property Balance as of the Funding Date and the smallest of the Fair Market Sales Value of the Property as of the Completion Date, the last day of the Basic Lease Term and the last day of any Renewal Term as determined in such subsequent As-Built Appraisal. The Administrative Agent shall apply such remitted amounts pursuant to Section 7.7(a) hereof.

                   (c) [Intentionally Omitted]

                   (d) Fees. All fees due and payable pursuant to this Participation Agreement shall have been paid.

                   (e) Representations and Warranties. On the applicable Funding Date, the representations and warranties of Lessee and the Lessee Agent in this Participation Agreement and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                   (f) Litigation. On the applicable Funding Date, there shall not be any actions, suits or proceedings pending or, to the knowledge of Lessee and the Guarantor, threatened with respect to the Lessee or the Guarantor (i) that are reasonably likely to have a Material Adverse Effect, or (ii) that could reasonably be expected to have a material adverse effect on the title to, or the use, operation or value of, the Property which is the subject of the current Advance.

                   (g) No Default. There shall not have occurred and be continuing any Lease Default or Lease Event of Default, and no Lease Default or Lease Event of Default will have occurred after giving effect to the making of the Advance requested by such Funding Request.

                   (h) Available Commitments. After giving effect to the applicable Advance, the conditions set forth in Sections 3.2 and 3.3 shall not be violated.

                   (i) Construction Costs. After giving effect to the applicable Advance, the estimated as yet unpaid cost to the Construction Agent of completing the Construction pursuant to the Construction Documents shall not exceed the Available Commitments, net of any portion of the Available Commitments that shall be allocated for Advances deemed to have been requested pursuant to Section 4.1(c).

                   (j) Taxes. All taxes, fees and other charges to be paid in connection with the execution, delivery, recording, filing and registration of the Operative Documents in connection with such Advance shall have been paid or provisions for such payment shall have been made by the Lessee or the Lessee Agent to the reasonable satisfaction of the Agent Certificate Holder, the Administrative Agent, the Certificate Holders and the Lenders.

                   (k) Construction Budget. At least ten (10) Business Days prior to the Initial Construction Date, the Construction Agent shall have delivered a construction budget to the Administrative Agent and Agent Certificate Holder in such detail with respect to the Construction as the Administrative Agent and Agent Certificate Holder may reasonably request, and such construction budget shall be reasonably satisfactory to the Administrative Agent and the Agent Certificate Holder.

         Section 6.3. Conditions to Completion Date. The Completion Date with respect to the Property shall be deemed to have occurred for purposes of the Operative Documents on the earliest date on which each of the following events shall have occurred:

                   (a) the Construction shall have been substantially completed in accordance with the Plans and Specifications and all Applicable Law;

                   (b) the Property shall be ready for occupancy and operation in accordance with the Plans and Specifications, and all appropriate Governmental Action (including the issuance by the appropriate Governmental Authority of a permanent certificate of occupancy) shall have been taken for the occupancy and operation of the Property;

                   (c) the Lessee Agent shall have provided to the Administrative Agent and the Agent Certificate Holder an updated title report and policies for the Property in form and substance reasonably satisfactory to each of the Administrative Agent and the Agent Certificate Holder; and

                   (d) the Agent Certificate Holder, the Administrative Agent, the Certificate Holders and the Lenders shall have received a Completion Certificate from the Construction Agent substantially in the form of Exhibit H hereto (a "Completion Certificate").


                                   ARTICLE VII
                                  DISTRIBUTIONS

         Section 7.1. Basic Rent. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Administrative Agent shall be distributed by the Administrative Agent to the Certificate Holders and the Lenders pro rata in accordance with, and for application to, the Lender Basic Rent and Certificate Holder Basic Rent then due, as well as any overdue interest or Yield due to the Certificate Holders or the Lenders (to the extent permitted by Applicable Law).

         Section 7.2. Purchase Payments by the Lessee Agent and the Lessees. Any payment received by the Administrative Agent as a result of:

                   (a) the purchase of the Property in connection with the exercise of the Purchase Option under Section 18.1 of the Master Lease, or compliance with the obligation to purchase (or cause its designee to purchase) all of the Property in accordance with Section 18.2 or 18.3 of the Master Lease, or

                   (b) compliance with the obligation to purchase all of the Property in accordance with Section 16.2(f) of the Master Lease, or

                   (c) [Intentionally Omitted]

                   (d) the payment of any portion of the Property Balance in accordance with Section 15.1 of the Master Lease or Section 4.3(a) of the Participation Agreement, or

                   (e) the payment of the Property Balance in accordance with
         Section 5.3 of the Construction Agency Agreement

shall be distributed by the Administrative Agent to the Certificate Holders and the Lenders pro rata without priority of one over the other, in the proportion that the Participant Balance of each of the Lenders and the Certificate Holders bears to the aggregate of all of the Participant Balances.

         Section 7.3. Payment of Loan Balance. In accordance with Section 20.2(f) of the Master Lease upon the exercise of the Remarketing Option, the payment of the Loan Balance to the Administrative Agent shall be distributed to the Lenders for application to pay in full the Participant Balance of each Lender.

         Section 7.4. Sales Proceeds of Remarketing of the Property. Any payments received by the Administrative Agent as proceeds from the sale of the Properties sold pursuant to the exercise of the Remarketing Option pursuant to
Article XX of the Master Lease, together with any payment made as a result of an appraisal pursuant to Section 13.2, shall be distributed by the Administrative Agent in the funds so received in the following order of priority:

                  first, to the Certificate Holders in an amount equal to (x) the aggregate Certificate Holder Balance minus (y) 3% of the sum of (i) the largest principal amount outstanding of Certificate Holder Amounts at any one time prior to the distribution hereunder and (ii) the largest principal amount outstanding of Loans at any one time prior to the distribution hereunder (such amount under clause (y), the "Equity Amount"), shall be distributed to the Certificate Holders for application to the Participant Balance of each Certificate Holder, pro rata among the Certificate Holders without priority of one over the other in the proportion that the Participant Balance of each such Certificate Holder bears to the aggregate Participant Balances of all Certificate Holders and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Certificate Holders without priority of one over the other in the proportion that the Participant Balance of each such Certificate Holder bears to the aggregate Participant Balances of all Certificate Holders;

                  second, to the extent not previously paid as required by
         Section 7.3 hereof, an amount equal to the Loan Balance shall be distributed to the Lenders as set forth in Section 7.3;

                  third, an amount equal to the Equity Amount shall be distributed to the Certificate Holders for application to pay in full the Participant Balance of each Certificate Holder, pro rata among the Certificate Holders without priority of one over the other in the proportion that the Participant Balance of each such Certificate Holder bears to the aggregate Participant Balances of all Certificate Holders, fourth, the balance, if any, shall be promptly paid to the Certificate Holders to be distributed as provided in Section 20.2(h) of the Lease.

         Section 7.5. Supplemental Rent. All payments of Supplemental Rent received by the Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this Article VII) shall be distributed promptly by the Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

         Section 7.6.  Distribution of Payments after Lease Event of Default.
(a) During the continuance of a Lease Event of Default and subject to clause (b) below, all proceeds from the sale of the Property shall be distributed by the Administrative Agent in the following order of priority:

                  first, so much of such payment or amount as shall be required to pay or reimburse the Administrative Agent and the Agent Certificate Holder for any tax, fees, expense, indemnification or other loss incurred by the Administrative Agent or the Agent Certificate Holder (to the extent incurred in connection with any duties as the Administrative Agent or Agent Certificate Holder, as the case may be), shall be distributed to the Administrative Agent and the Agent Certificate Holder without priority of one over the other for their own accounts in accordance with the amount of such payment or amount payable to such Person;

                  second, so much of such payments or amounts as shall be required to pay the Lenders and the Certificate Holders the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Lender and Certificate Holder without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                  third, to the Certificate Holders in an amount equal to the aggregate Certificate Holder Balance minus the Equity Amount shall be distributed to the Certificate Holders for application to the Participant Balance of each Certificate Holder, pro rata among the Certificate Holders without priority of one over the other in the proportion that the Participant Balance of each such Certificate Holder bears to the aggregate Participant Balances of all Certificate Holders and, in the case where amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Certificate Holders without priority of one over the other in the proportion that the Participant Balance of each such Certificate Holder bears to the aggregate Participant Balances of all Certificate Holders;

                  fourth, to the Lenders for application to pay in full the Loan Balance, pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders;

                  fifth, an amount equal to the Equity Amount shall be distributed to the Certificate Holders for application to pay in full the Participant Balance of each Certificate Holder, pro rata among the Certificate Holders without priority of one over the other in the proportion that the Participant Balance of each such Certificate Holder bears to the aggregate Participant Balance of all Certificate Holders;

                  sixth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessee Agent.

         (b) All payments received and amounts realized by the Administrative Agent in connection with any Casualty or Condemnation during the continuance of a Lease Event of Default shall be distributed by the Administrative Agent as follows:

                  (i) in the event that the Agent Certificate Holder (at the direction of the Certificate Holders) and the Administrative Agent elect to pay all or a portion of such amounts to the appropriate Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the Master Lease, then such amounts shall be distributed to the Lessee, and

                 (ii) in the event that the Agent Certificate Holder (at the direction of the Certificate Holders) and the Administrative Agent elect to apply all or a portion of such amounts to the purchase price of the related Property in accordance with Section 14.1(a) and Article XV of the Master Lease, then such amounts shall be distributed in accordance with clause (a).

         (c) During the continuance of a Lease Event of Default during which recourse is limited by Section 26.11 of the Master Lease and Section 15.16 of this Participation Agreement, all payments received and amounts realized with respect to the relevant Properties by the Administrative Agent shall be distributed by the Administrative Agent as follows:

                  first, so much of such payment or amount as shall be required to pay or reimburse the Administrative Agent and the Agent Certificate Holder for any tax, fees, expense, indemnification or other loss incurred by the Administrative Agent or the Agent Certificate Holder (to the extent incurred in connection with any duties as the Administrative Agent or Agent Certificate Holder, as the case may be), shall be distributed to the Administrative Agent and the Agent Certificate Holder without priority of one over the other for their own accounts in accordance with the amount of such payment or amount payable to such Person;

                  second, so much of such payments or amounts as shall be required to pay the Lenders and the Certificate Holders the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Lender and Certificate Holder without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                  third, to the Lenders for application to pay in full the Loan Balance, pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lenders without priority of one over the other in the proportion that the Participant Balance of each such Lenders bears to the aggregate Participant Balances of all Lenders;

                  fourth, to the Certificate Holders in an amount equal to the aggregate Certificate Holder Balance minus the Equity Amount shall be distributed to the Certificate Holders for application to the Participant Balance of each Lessor, pro rata among the Certificate Holders without priority of one over the other in the proportion that the Participant Balance of each such Certificate Holder bears to the aggregate Participant Balances of all Certificate Holders and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Certificate Holders without priority of one over the other in the proportion that the Participant Balance of each such Certificate Holder bears to the aggregate Participant Balances of all Certificate Holders;

                  fifth, an amount equal to the Equity Amount shall be distributed to the Certificate Holders for application to pay in full the Participant Balance of each Certificate Holder, pro rata among the Certificate Holders without priority of one over the other in the proportion that the Participant Balance of each such Certificate Holder bears to the aggregate Participant Balance of all Certificate Holders;

                  sixth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessee Agent.

         Section 7.7. Other Payments. (a) Except as otherwise provided in Sections 7.1, 7.2, 7.6 and clause (b) below, any payment received by the Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Article VII (including any balance remaining after the application in full of amounts to satisfy any expressed provision) shall be distributed pro rata among the Lenders and the Certificate Holders without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all the Participant Balances.

         (b) Except as otherwise provided in Sections 7.1, 7.2 and 7.6, all payments received and amounts realized by the Administrative Agent or the Agent Certificate Holder under the Master Lease or otherwise with respect to the Properties to the extent received or realized at any time after the indefeasible payment in full of the Participant Balances of all of the Lenders and the Certificate Holders and any other amounts due and owing to the Lenders or the Certificate Holders, shall be distributed forthwith by the Administrative Agent or the Agent Certificate Holder, as the case may be, in the order of priority set forth in Section 7.6(a).

         (c) Except as otherwise provided in Sections 7.1 and 7.2, any payment received by the Administrative Agent or the Agent Certificate Holder for which provisions as to the application thereof is made in an Operative Document but not elsewhere in this Article VII shall be distributed forthwith by the Agent Certificate Holder or the Administrative Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         Section 7.8. Casualty and Condemnation Amounts. Subject to Section 7.6(b), any amounts payable to the Administrative Agent as a result of a Casualty or Condemnation pursuant to Section 14.1 of the Master Lease and the Assignment of Lease and Rent shall be distributed as follows:

                   (a) all amounts payable to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with
         Section 14.1(a) of the Master Lease shall be distributed to the Lessee, and

                   (b) all amounts that are to be applied to the purchase price of the Property in accordance with Section 14.1(a) and Article XV of the Master Lease shall be distributed by the Administrative Agent to the Lenders and the Certificate Holders pro rata without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all of the Participant Balances.

         Section 7.9. Order of Application. To the extent any payment made to any Lender or any Certificate Holder pursuant to Sections 7.2, 7.3, 7.4, 7.6 or
7.7 is insufficient to pay in full the Participant Balance of such Lender or Certificate Holder, then each such payment shall first be applied to accrued interest or Yield and then to principal on the Loans or the Certificate Holder Amounts, as applicable.

        Section 7.10. Payments to Account. All payments made to the Administrative Agent pursuant to the Operative Documents shall be made to the Account.


                                  ARTICLE VIII
                                 REPRESENTATIONS

         Section 8.1. Representations of the Participants. Each Participant represents and warrants to each other Participant, the Agent Certificate Holder, the Administrative Agent and the Lessee that:

                   (a) ERISA. Such Participant is not and will not be making its Loans or funding its Certificate Holder Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in
         Section 4975(e)(1) of the Code).

                   (b) Status. Such Participant meets at least one of the definitions (other than as a "Certificate Holder" or a "Lender") of the term "Eligible Assignee."

                   (c) Securities. Each Participant is participating in the Transactions for its own account and not with a view toward redistribution; provided that disposition of its rights hereunder shall remain in its control and the foregoing shall not affect the ability of any Participant to assign or sell participations in its rights in accordance with the Operative Documents.

         Section 8.2. Representations of the Lessee and the Guarantor. Each of the Lessee, the Lessee Agent and the Guarantor hereby represents and warrants to each Participant, the Lessor Trust, the Owner Trustee, the Agent Certificate Holder and the Administrative Agent, as to itself, that:

                   (a) Lessee and Guarantor Organization; Powers. The Lessee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware; the Lessee and Guarantor, (i) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted,
         (ii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, (iii) has the corporate power and authority to execute, deliver and perform its obligations under each of the Operative Documents and each other agreement or instrument, if any, contemplated thereby to which it is or will be a party hereunder, and (iv), with respect to Guarantor, has its chief executive office located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                   (b) Authorization. The execution, delivery and performance by Lessee Agent, Lessee and Guarantor of each of the Operative Documents to which it is a party (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or bylaws of Lessee Agent, Lessee or Guarantor, (y) any order, writ, ruling, injunction or decree of any Governmental Authority binding on it or (z) any provision of any indenture, agreement or other instrument to which Lessee Agent, Lessee or Guarantor is a party or by which either of them, or any of their property is or may be bound except for violations which, in the case of clauses (y) and (z), would not have a Material Adverse Effect, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument except for breaches or defaults which would not have a Material Adverse Effect or (C) result in the creation or imposition of (or the obligation to create or impose) any Lien upon or with respect to any property or assets now owned or hereafter acquired by Lessee Agent, Lessee or Guarantor except pursuant to the Operative Documents.

                   (c) Enforceability. (i) This Participation Agreement has been duly executed and delivered by the Lessee and Guarantor and constitutes, and each other Operative Document to which Lessee Agent, Lessee or Guarantor is a party when executed and delivered by such party will constitute, a legal, valid and binding obligation of Lessee Agent, Lessee or Guarantor enforceable against it in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                      (ii) If the transactions are treated as creating a
                  secured loan to Lessee, as is the intent of the parties hereto, each of the Lessor Financing Statements, the Lessor Mortgage and the Lease Supplements, if any, creates, or upon their execution, will create valid security interests in and mortgage liens on the Property purported to be covered thereby, which security interests and mortgage liens are, and will remain to the extent appropriate UCC continuation filings are made, perfected security interests and mortgage liens, prior to all Liens other than Permitted Property Liens.

                  (d) Governmental and Other Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any third party is or will be required in connection with the activities of Lessee Agent, Lessee and Guarantor pursuant to the Transactions or the enforceability of any Operative Document against either Lessee Agent, Lessee or Guarantor to which Lessee Agent, Lessee or Guarantor is a party, except such as have been made or obtained and are in full force and effect.

                  (e) Financial Statements. The Guarantor has heretofore furnished to the Administrative Agent, the Agent Certificate Holder and each Participant with the following financial statements, identified by a principal financial officer of the Guarantor: (i) a consolidated balance sheet of the Guarantor and its Subsidiaries as at fiscal year end in each of the three fiscal years of the Guarantor most recently completed prior to the date as of which this representation is made or repeated to such Participant (other than fiscal years completed within ninety (90) days prior to such date for which audited financial statements have not been released) and consolidated statements of operations and cash flows and a consolidated statement of capital stock and retained earnings of the Guarantor and its Subsidiaries for each such year, all reported on by Ernst & Young LLP (or any other independent public accounting firm of recognized national standing) and
         (ii) a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of operations and cash flows and a consolidated statement of capital stock and retained earnings for the period from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly period, prepared by the Guarantor. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Guarantor and its Subsidiaries required to be shown in accordance with such principles.

         The balance sheets fairly present the condition of the Guarantor and its Subsidiaries as at the dates thereof, and the statements of operations, capital stock and retained earnings and cash flows fairly present the results of the operations of the Guarantor and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise, operations or prospects of the Guarantor and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

                  (f) No Material Adverse Change. There has been no material adverse change in the business, financial position, results of operations or prospects of the Guarantor since the date of the most recent financial statements described in Section 8.2(e) hereof.

                  (g) Title to Properties. The Guarantor has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in Section 8.2(e) (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 10.2(b). All leases necessary in any material respect for the conduct of the respective businesses of the Guarantor and its Subsidiaries are valid and subsisting and are in full force and effect.

                  (h) Single Purpose, Single Asset, No Subsidiaries. Lessee is a single purpose entity, wholly owned by Guarantor, whose sole purpose is the leasing, subleasing and ownership of the Property and related purposes and whose sole asset is the leasehold interest in the Property. Lessee has no Subsidiaries.

                  (i) Litigation; Compliance with Laws. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its Subsidiaries, or any properties or rights of the Guarantor or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Guarantor and its Subsidiaries taken as a whole or the ability of the Guarantor to perform its obligations under the Operative Documents or the Transactions.

                  (j) Federal Reserve Regulations. (i) Neither Lessee Agent nor Lessee is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                      (ii) No part of the proceeds of any Advance will be
                  used by the Lessee, whether directly or indirectly, and whether immediately, incidentally or ultimately, (A) to the purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or
                  (B) for any purpose which entails a
                  violation of, or which is inconsistent with the provisions of the Regulations of the F.R.S. Board, including Regulation G, U or X.

                  (k) Governmental Regulation. Neither Lessee Agent nor Lessee is an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) subject to regulation under the Public Utility Holding Company Act of 1935.

                  (l) Use of Proceeds. The proceeds of each Advance will be used only for the purpose of financing the acquisition of Land or leasehold interests therein (and Improvements existing thereon, if any) and, the payment of Property Improvement Costs incurred in connection therewith.

                  (m) Tax Returns. The Guarantor has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Guarantor and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes (i) as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or (ii) the non-payment of which (a) could not be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Guarantor and its Subsidiaries taken as a whole and (b) does not result in the creation of any Lien other than Liens permitted by Section 10.2(b) hereof.

                  (n) No Misstatements. Neither the Operative Documents nor any other document, certificate or statement furnished to the Participant by or on behalf of the Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. there is no fact peculiar to the Guarantor or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Guarantor can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise or operations of the Guarantor or any of the Subsidiaries and which has not been set forth in the Operative Documents.

                  (o) ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer
         Plan). No liability to the PBGC has been or is expected by the Guarantor or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Guarantor, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Guarantor and its Subsidiaries taken as a whole. Neither the Guarantor, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of the Operative

         Documents and the consummation of the Transactions will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under
         Section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

                   (p) Environmental Compliance. The Guarantor and is Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all applicable foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to so comply could not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Guarantor and its Subsidiaries taken as a whole or the ability of the Guarantor to perform its obligations under the Operative Documents.

                   (q) Offer of Securities, etc. Neither Lessee Agent nor any Person authorized to act on its behalf has, directly or indirectly, offered any interest in the Property or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in the Property), for sale to, or solicited any offer to acquire any of the same from, any Person other than each initial Participant and the Administrative Agent, the Agent Certificate Holder and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

                   (r) Property. The Property as improved in accordance with the Plans and Specifications and the contemplated use thereof by the Lessee and its agents, assignees, employees, lessees, sublessees, licensees, tenants and subtenants shall be in material compliance with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements, except for such Requirements of Law as it shall be contesting in good faith by appropriate proceedings. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best of its knowledge, threatened with respect to it, or the Property which materially adversely affects the title to, or the use, operation or value of, the Property except as has been previously disclosed to the Agent Certificate Holder and Administrative Agent in writing.

                   (s) Plans and Specifications. Upon completion of construction for the Property, all water, sewer, electric, gas (if applicable), telephone and drainage facilities and all other utilities required to adequately service the applicable Improvements for the Property's intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). No fire or other casualty with respect to the Property has occurred which fire or other casualty has had a Material Adverse Effect on the Property. Upon completion of construction for the Property, the Property will have available all Material services of public facilities and other utilities necessary for use and operation of the Property for its intended purpose including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of legal access between the Property and public streets and sidewalks.
         All utilities serving the Property or proposed to serve the Property in accordance with the Plans and Specifications are located in, and access to the Property is provided by, either public rights-of-way abutting the Property or Appurtenant Rights. All Material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Material on, at, under or from the Property during the construction of the Improvements thereon, and (y) construction of the Improvements on the Property in accordance with the Plans and Specifications and the Construction Agency Agreement have either been irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable. Prior to any Advance with respect of the Land or Improvements, the Lessee has obtained (or will obtain prior to the Completion Date) all appropriate Governmental Action, and has and will keep in full force and effect, all material operating permits necessary to allow for the Property to be operated in accordance with its intended use.

                  (t) Deed. With respect to the acquisition by purchase of the Property on the Acquisition Date, the Deed will be sufficient to convey good and marketable title to the Property (subject to the Permitted Property Liens) to the Lessor Trust. With respect to the acquisition by ground lease of the Property on the Acquisition Date, the ground lease will be sufficient to convey good and marketable leasehold title to the Property (subject to Permitted Property Liens) to the Lessor Trust.

                  (u) Insurance. Lessee will, on or before the Acquisition Date, have obtained insurance coverage covering the Property which meets the requirements of the Master Lease, and such coverage is in full force and effect.

                  (v) Flood Hazard Areas. Except as otherwise identified on the applicable survey delivered pursuant to Section 6.1(p), no portion of the Property will be located within an area identified as a special flood hazardous area by the Federal Emergency Management Agency.

                  (w) Solvency.  The Guarantor and the Lessee are Solvent.

                  (x) Outstanding Debt. Neither the Guarantor nor any of its Subsidiaries has outstanding any Debt except as permitted by Section 10.2(c). There exists no default under the provisions of any instrument evidencing Debt of the Guarantor or any of its Subsidiaries in an amount greater than $250,000 or of any agreement relating thereto.

                  (y) Conflicting Agreements and Other Matters. Neither the Guarantor nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. None of the execution and delivery of this Participation Agreement or any other Operative Document, the making of the Loans or the fulfillment of or compliance with the terms and provisions hereof and of the other Operative Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Guarantor or any of its Subsidiaries pursuant to, the charter or by-laws of the Guarantor or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Guarantor or any of its Subsidiaries is subject. Neither the Guarantor nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Guarantor or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Guarantor of the type that the Obligations constitute except as set forth in the agreements listed in Schedule IV attached hereto (as such Schedule IV) may have been modified from time to time by written supplements thereto delivered by the Guarantor and accepted in writing by the Required Participants).

         Section 8.3. Representations with Respect to each Funding Date and the Acquisition Date. The Lessee and the Guarantor each represents and warrants to the Administrative Agent, the Lessor Trust, the Owner Trustee, the Agent Certificate Holder and each Participant as of each Funding Date and the Acquisition Date, as to itself, as follows:

                  (a) Representations and Warranties. Its representations and warranties set forth in Section 8.2 are true and correct in all material respects on and as of such Funding Date and the Acquisition Date, as the case may be, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. It is in compliance with its obligations under the Operative Documents and there exists no Lease Default or Lease Event of Default. No Lease Default or Lease Event of Default will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

                  (b) Improvements. The Construction of the Improvements has, to the best knowledge of Lessee Agent and the Lessee, been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications therefor in all material respects and in compliance with all Insurance Requirements and Requirements of Law.

                  (c) Liens. Neither Lessee Agent nor Lessee has permitted any Liens to be placed against the Property other than Permitted Property Liens.

                  (d) Advance. The amount of the Advance requested represents amounts advanced or to be advanced by the Construction Agent to third parties (except for the

         Construction Agent Fee) in connection with Land Acquisition Costs or Property Improvement Costs. With respect to each Advance, the conditions precedent to such Advance and the related Certificate Holder Amounts and Loans set forth in Article VI have been satisfied.

         Section 8.4. Warranties and Representations of the Owner Trustee. Wilmington Trust Company warrants and represents in its individual capacity notwithstanding the provisions of Section 15.19 hereof or any similar provision of any other Operative Document, that:

                  (a) Wilmington Trust Company

                      (i) is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the capacity to act as trustee of a trust which owns real property located in the State of Maryland;

                      (ii) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement and this Participation Agreement; and

                      (iii) has full right, power and authority under the
                  Trust Agreement to enter into and perform its obligations, as Owner Trustee on behalf of the Lessor Trust, under the Operative Documents.

                  (b) There are no actions or proceedings pending, or to the knowledge of Wilmington Trust Company, threatened, against or affecting Wilmington Trust Company in or before any Governmental Authority which, if adversely determined, would materially and adversely affect the Trust Estate or would call into question the right, power and authority of Wilmington Trust Company to enter into or perform the Trust Agreement and each Operative Documents to which it is a party.

                  (c) The Trust Estate will be free and clear of any liens and encumbrances which result from claims against Wilmington Trust Company in its individual capacity. Wilmington Trust Company, in its individual capacity, has not by affirmative act, conveyed any interest in the Trust Estate to any Person or subjected the Trust Estate to any Lien, and will not do so by affirmative act.

                  (d) The Trust Agreement and (insofar as it is entering into this Participation Agreement in its individual capacity) this Participation Agreement have been duly authorized by all necessary corporate action on the part of Wilmington Trust Company, have been duly executed and delivered by Wilmington Trust Company and constitute the valid and binding obligations of Wilmington Trust Company enforceable against Wilmington Trust Company in accordance with the terms thereof, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (e) Neither any relationship between Wilmington Trust Company and any other Person, nor any circumstance in connection with the execution and delivery of the Trust Agreement or this Participation Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of Wilmington Trust Company in connection with the execution and delivery of the Trust Agreement or this Participation Agreement other than as contemplated by the Operative Documents.

                  (f) The execution and delivery of the Trust Agreement and this Participation Agreement and compliance by Wilmington Trust Company with all of the provisions thereof do not and will not contravene any federal law of the United States of America or any law of the State of Delaware regulating the banking or trust activities or business of Wilmington Trust Company, or any order of any Governmental Authority applicable to or binding on Wilmington Trust Company or its articles of association or its by-laws.

                  (g) The Operative Documents to which Owner Trustee is a party have been duly executed and delivered by the Owner Trustee and the Operative Documents to which Lessor Trust is a party have been duly executed and delivered by Owner Trustee on behalf of Lessor Trust.

                  (h) Both Wilmington Trust Company's chief executive office and the place where its active records concerning the Project and the Lessor Trust are kept are located in Wilmington, Delaware.

         Section 8.5. Warranties and Representations of the Lessor Trust. The Lessor Trust warrants and represents that:

                  (a) The Lessor Trust is a Delaware Business Trust duly formed by a valid, binding and effective declaration of trust by Agent Certificate Holder and the Owner Trustee and the filing of a certificate of trust with the Delaware Secretary of State pursuant to the laws of the State Delaware and has all requisite power and authority under the Trust Agreement to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party.

                  (b) The Operative Documents to which it is, or will be, a party are duly authorized pursuant to the Trust Agreement and such Operative Documents have been duly executed and delivered by the Lessor Trust, and constitute, and each other Operative Document to which Lessor Trust is a party when executed and delivered by Lessor Trust will constitute, the valid and binding obligations of the Lessor Trust enforceable against the Lessor Trust in accordance with the respective terms thereof, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) The Lessor Trust is not in violation of any term of any of the Operative Documents.

                  (d) Neither the execution and delivery of the Operative Documents, the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions thereof nor any circumstance in connection with the issuance of the Certificates will require consent, approval, authorization, filing, registration or qualification under or conflict with or violate any Applicable Law having jurisdiction over the Lessor Trust or any of the Property of the Lessor Trust, except as contemplated by the Operative Documents.

                  (e) The Lessor Trust has not by affirmative act conveyed any interest in the Trust Estate to any Person or subjected the Trust Estate to any Lien except pursuant to the Operative Documents, and will not do so by affirmative act.

                  (f) On the date hereof, the Lessor Trust is "located" (as defined in ss.9-103(3)(d) of the Uniform Commercial Code) at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

                  (g) Neither the Lessor Trust nor any Person authorized by the Lessor Trust to act on its behalf has offered or sold any interest in the Lease, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than the Agent Certificate Holder, Administrative Agent and the Participants, and neither the Lessor Trust nor any Person authorized by the Lessor Trust to act on its behalf will take any action which would subject the issuance or sale of any interest in the Lease or the Property to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939, as amended.

                  (h) The Lessor Trust is a single purpose entity whose sole purpose is the leasing and ownership of the Property and related purposes and whose sole asset will be the Property and ancillary rights.


                                   ARTICLE IX
                           PAYMENT OF CERTAIN EXPENSES

         The Lessee Agent agrees, for the benefit of the Arranger, the Lessor Trust, the Owner Trustee, the Trust Company, the Agent Certificate Holder, the Administrative Agent, the Certificate Holders and the Lenders, that:

         Section 9.1. Transaction Expenses. (a) The Lessee Agent shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions on the Documentation Date, the Acquisition Date and each Funding Date to the extent provided herein; provided, however, that, if the Lessee Agent has not received written invoices therefor at least two

(2) Business Days prior to such date, such Transaction Expenses shall be paid within thirty (30) days after the Lessee Agent has received written invoices therefor.

         (b) The Lessee Agent shall pay or cause to be paid (i) all Transaction Expenses incurred by the Agent Certificate Holder, Lessor Trust, Owner Trustee, the Trust Company, the Administrative Agent or the Arranger in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers or consents hereto or thereto, in each case which have been requested by or approved by the Lessee Agent, (ii) all Transaction Expenses incurred by the Arranger, the Agent Certificate Holder, Lessor Trust, Owner Trustee, the Trust Company, the Administrative Agent, the Lenders or the Certificate Holders in connection with the purchase of the Property by Lessee or other Person pursuant to Articles XVIII and XXI of the Master Lease and (iii) after the occurrence and during the continuance of a Lease Event of Default or a Construction Agency Event of Default, all Transaction Expenses incurred by any of the Participants, the Agent Certificate Holder, Lessor Trust, Owner Trustee, the Trust Company, the Administrative Agent or the Arranger in respect of enforcement of any of their rights or remedies against the Lessee or the Lessee Agent/Guarantor in respect of the Operative Documents.

         Section 9.2. Brokers' Fees and Stamp Taxes. The Lessee Agent shall pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excise, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

         Section 9.3. Loan Agreement and Related Obligations. If a Lease Event of Default has occurred and is continuing, the Lessee Agent shall pay, without duplication of any other obligation of any Lessee or the Lessee Agent to pay any such amount under the Operative Documents, before the due date thereof, all costs, expenses and other amounts (other than principal and interest on the Loans which are payable to the extent otherwise required by the Operative Documents) required to be paid by the Agent Certificate Holder, Lessor Trust, Owner Trustee, the Trust Company, Administrative Agent or any of the Lenders or Certificate Holders under the Loan Agreement and the Assignment of Lease and Rent and the Construction Agency Agreement Assignment.


                                    ARTICLE X
                         OTHER COVENANTS AND AGREEMENTS

        Section 10.1. Affirmative Covenants of the Guarantor. The Lessee Agent covenants and agrees with the Arranger, the Agent Certificate Holder, Lessor Trust, Owner Trustee, the Administrative Agent, the Certificate Holders and the Lenders that, so long as this Participation Agreement shall remain in effect or the principal or interest on any Loan, any Certificate Holder Amount or Yield thereon, or any fees or any other expenses or amounts payable under any Operative Document shall be unpaid, and until all Commitments shall have been permanently terminated, unless the Required Participants shall otherwise consent in writing, the Lessee Agent will:

         (a) Financial Statements. The Guarantor shall deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Participants, with sufficient copies for each Participant:

                  (i) as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young or another nationally-recognized independent public accounting firm ("Independent Auditor") which report (x) shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Guarantor's or any Subsidiary's records; and

                  (ii) as soon as available, but not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Guarantor and the Subsidiaries.

         (b) Certificates; Other Information. The Guarantor shall furnish to the Administrative Agent, with sufficient copies for each Participant:

                  (i) concurrently with the delivery of the financial statements referred to in subsection 10.1(a)(i), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

                  (ii) concurrently with the delivery of the financial statements referred to in subsections 10.1(a)(i) and (ii), a Compliance Certificate executed by a Responsible Officer;

                 (iii) promptly, copies of all financial statements and reports that the Guarantor sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Guarantor or any Subsidiary may make to, or file with, the SEC; and

                  (iv) promptly, such additional information regarding the business, financial or corporate affairs of the Guarantor or any Subsidiary as the Administrative Agent, at the request of any Participant, may from time to time request.

         (c) Notices. The Guarantor shall promptly notify the Administrative Agent and each Participant promptly after a Responsible Officer obtains knowledge of:

                  (i) the occurrence of any Event of Default or Unmatured Event of Default;

                  (ii) any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse Effect: (A) any breach or non-performance of, or any default under, a Contractual Obligation of the Guarantor or any Subsidiary; (B) any dispute, litigation, investigation, proceeding or suspension between the Guarantor or any Subsidiary and any Governmental Authority; or (C) the commencement of, or any material development in, any litigation or proceeding affecting the Guarantor or any Subsidiary including pursuant to any applicable Environmental Law;

                 (iii) the occurrence of any of the following events affecting the Guarantor or any ERISA Affiliate (but in no event more than ten
         (10) days after such event; provided that the Guarantor shall notify the Administrative Agent and each Participant not less than ten (10) days before the occurrence of any event described in clause (B) below), and deliver to the Administrative Agent and each Participant a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Guarantor or any ERISA Affiliate with respect to such event:

                       (A) an ERISA Event;

                       (B) a contribution failure with respect to a Pension
                  Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                       (C) a material increase in the Unfunded Pension
                  Liability of any Pension Plan;

                       (D) the adoption of, or the commencement of
                  contributions to, any Plan subject to Section 412 of the code by the Guarantor or any ERISA Affiliate; or

                       (E) the adoption of any amendment to a Plan subject
                  to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                  (iv) any material change in accounting policies or financial reporting practices by the Guarantor or any of its consolidated Subsidiaries.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Guarantor or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 10.1(c)(i) shall describe with particularity any and all clauses or provisions of this Participation Agreement or any other Operative Document that have been breached or violated.

         (d) Preservation of Corporate Existence Etc. The Guarantor shall, and shall cause each Subsidiary to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation or formation; provided, however, that, subject at all times to the limits set forth in Section 10.2(d) hereof, the Guarantor shall be permitted to dissolve any Subsidiary that is not a Material Subsidiary;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) in connection with transactions permitted by Section 10.2(e) and sales of assets permitted by Section 10.2(d) and (ii) to the extent the non-preservation or non-maintenance thereof could not reasonably be expected to have a Material Adverse Effect;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         (e) Maintenance of Property. The Guarantor shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Guarantor and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         (f) Insurance. The Guarantor shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily maintained by the Guarantor in accordance with its practices, policies and procedures prior to the Documentation Date. Together with each delivery of financial statements under subsection 10.1(a)(i), the Guarantor will, upon the request of any Participant, deliver a certificate of a Responsible Officer specifying the details of such insurance in effect.

         (g) Payment of Obligations. The Guarantor shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:

                  (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Guarantor or such Subsidiary;

                 (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                 (iii) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         (h) Compliance with Laws. The Guarantor shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         (i) Compliance with ERISA. The Guarantor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         (j) Inspection of Property and Books and Records. The Guarantor shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor and such Subsidiary. The Guarantor shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Administrative Agent or any Participant to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the reasonable expense of the Guarantor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Guarantor; provided that when an Event of Default exists the Administrative Agent or any Participant may do any of the foregoing at the reasonable expense of the Guarantor at any time during normal business hours without advance notice.

         (k) Environmental Laws. The Guarantor shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws.

         (l) Use of Proceeds. The Guarantor shall use the proceeds of the Loans to acquire the Property and to fund Construction of Improvements.

         (m) Covenant to Secure Obligations Equally. The Guarantor covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.2(b)

(unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 15.5 hereof), it will make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         (n) Cooperative Status. The Guarantor covenants that it will at all times maintain its status as a cooperative for purposes of Subchapter T of the Code; provided, however, in the event that the Code or other applicable law is modified after the date hereof and as a result of such modification the Guarantor is unable to satisfy its obligations under this Section, then the Required Participants and the Guarantor shall agree, or in good faith negotiate to agree, to amend the covenants contained in this Participation Agreement so that the application of such covenants (following such modification of the Code or other applicable law and the effect thereof on the Guarantor) will be substantially the same as prior thereto.

         Section 10.2. Negative Covenants of the Guarantor. The Guarantor covenants and agrees with the Arranger, the Agent Certificate Holder, Lessor Trust, Owner Trustee, the Administrative Agent, the Certificate Holders and the Lenders that, so long as this Participation Agreement shall remain in effect or the principal or interest on any Loan, any Certificate Holder Amount or Yield thereon, or any fees or any other expenses or amounts payable under any Operative Document shall be unpaid, and until all Commitments shall have been permanently terminated, unless the Required Participants shall otherwise consent in writing, the Guarantor will:

         (a) Fixed Charge Coverage Ratio. The Guarantor will not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00, in each case determined at the end of each fiscal quarter for the four (4) consecutive fiscal quarter period then ending.

         (b) Lien Restrictions. The Guarantor will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Obligations in accordance with the provisions of Section 10.1(m)), except:

                 (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

                 (ii) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit,

                 (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Guarantor or another Subsidiary,

                 (iv) Liens in existence on the Documentation Date and described on Schedule VI,

                 (v) Liens in respect of capital leases entered into in connection with, or any Lien arising in connection with, the acquisition of property, after the date hereof and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed one hundred percent (100%) of the lesser of (i) the fair market value of the property acquired at the time of acquisition thereof and (ii) the total purchase price of the property so acquired, and

                  (vi) other Liens (including Liens arising under capital leases), in addition to the Liens permitted by clauses (a) through (d) above, securing Indebtedness of the Guarantor or any Subsidiary (other than Indebtedness that constitutes Subordinated Debt); provided, however, that (i) such Indebtedness is permitted by the provisions of
         Section 10.2(c) and (ii) the aggregate outstanding principal amount of all such Indebtedness does not at any time exceed an amount equal to ten percent (10%) of the consolidated total assets of the Guarantor.

         (c) Debt Restrictions. The Guarantor will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any Debt, except:

                  (i) Senior Funded Debt in existence as of the Documentation Date,

                  (ii)  Subordinated Debt,

                  (iii) Senior Funded Debt (including any Short Term Debt to be included in the computation of Senior Funded Debt pursuant to clause
         (iv) below) of the Guarantor, so long as the aggregate principal amount of all consolidated Senior Funded Debt does not exceed at any time an amount equal to fifty percent (50%) of Consolidated Capitalization, and

                  (iv) Short Term Debt of the Guarantor, provided that there shall have been a period of at least thirty (30) consecutive days within the twelve (12) month period immediately preceding the date of determination during which the aggregate principal amount of Short Term Debt of the Guarantor outstanding as of the close of business on any day during such twelve month period did not exceed an amount equal to the amount of Funded Debt which would have been permitted as additional Funded Debt under clause (iii) of this Section 10.2(c) as of the close of business on such day, and provided further that an amount equal to the largest balance of such Short Term Debt outstanding on any day of such thirty (30) day period shall be included in all computations of Senior Funded Debt under clause (iii) above until such Short Term Debt has been repaid in full, and

         For purposes of this Section 10.2(c), Debt represented by the Loans and Certificate Holder Amounts shall be considered Short Term Debt.

         (d) Sale of Assets. The Guarantor will not and will not permit any Subsidiary to sell, lease or transfer or otherwise dispose of any assets of the Guarantor or any Subsidiary other than in the ordinary course of business (which shall be deemed to include the planned sale of up to eight distribution facilities); provided that the Guarantor and its Subsidiaries may sell, lease, transfer or otherwise dispose of assets outside the ordinary course of business so long as the aggregate amount of all assets sold, leased, transferred or otherwise disposed of outside the ordinary course of business during the most recent thirty-six
(36) month rolling period when added together, without duplication, with (a) any shares of stock or Debt of any Subsidiary sold or otherwise disposed of, or with respect to which the Guarantor or any Subsidiary has parted control of, except to the Guarantor or another Subsidiary, during such period and (b) any assets then proposed to be sold outside of the ordinary course of business do not constitute more than ten percent (10%) of the consolidated total assets of the Guarantor as of the end of the most recent fiscal quarter for which the Guarantor has delivered financial statements pursuant to Section 10.1(a).

         (e) Merger. The Guarantor will not and will not permit any Subsidiary to merge or consolidate with any other Person, except that Subsidiaries may be merged into the Guarantor or any other Subsidiary and the Guarantor may merge with another Person, provided that the Guarantor is the surviving corporation and no Event of Default or Default shall exist either immediately before or after such merger; provided, however, that any Subsidiary that is not a Material Subsidiary shall be allowed to merge or consolidate with any Person but subject at all times to the limits set forth in Section 10.2(d) hereof.

         (f) Restrictions on Transactions with Affiliates and Stockholders. The Guarantor will not and will not permit any Subsidiary to directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of the Guarantor) to, or otherwise deal with (i) any Affiliate or Substantial Stockholder, or (ii) any corporation in which an Affiliate, Substantial Stockholder or the Guarantor (either directly or through Subsidiaries) owns five percent (5%) or more of the outstanding voting stock, except that (A) any such Affiliate or Substantial Stockholder may be a director, officer or employee of the Guarantor or any Subsidiary and may be paid reasonable compensation in connection therewith (B) the Guarantor and its Subsidiaries may perform or engage in any of the foregoing in the ordinary course of business upon terms no less favorable to the Guarantor or such Subsidiary (as the case may be) than if no such relationship described in clauses (i) and (ii) above existed and (C) the Guarantor may sell to or purchase from any such Person shares of the Guarantor's stock subject to the provisions of Section 10.2.

         (g) Issuance of Stock by Subsidiaries. The Guarantor will not permit any Subsidiary to (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Guarantor or another Subsidiary; provided, however, Cotter Canada Hardware may issue and sell shares of its stock in the ordinary course of business consistent with its practices as of April 13, 1992.

         (h) Compliance with ERISA. The Guarantor will not and will not permit any Subsidiary to engage in any transaction in connection with which the Guarantor or any Subsidiary could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062(f) of ERISA), which could result in any liability of the Guarantor or any Subsidiary to the PBGC, to a trust established pursuant to section 4041(c)(3)(B)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a termination of a Plan under section 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Guarantor or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer
Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could be reasonably expected to have a material adverse effect on the Guarantor and its Subsidiaries taken as a whole.

         (i) No Change in Subordination Terms, etc. The Guarantor will not and will not permit any Subsidiary to amend, alter or otherwise change any provision of any of the subordinated promissory notes now or hereafter issued by the Guarantor or take any other action (or refrain from taking an action) which would have the effect of eliminating or altering in any way the effect of the subordination language appearing in such subordinated promissory notes or the rights of the Administrative Agent and the Participants arising as a result thereof.

         (j) Nature of Business. The Guarantor will not and will not permit any Subsidiary to engage in the business of underwriting risks for insurance purposes, or in any other aspect of insurance related business other than in the ordinary course of business in accordance with its practices as of the Documentation Date; or purchase and sell real estate (other than on an agency basis) for purposes other than those relating directly to its principal business except for purchases and sales of store locations in the ordinary course of business which in the aggregate for the Guarantor and its Subsidiaries taken as a whole do not exceed $10,000,000 during any rolling consecutive five (5) year period.

         (k) Restricted Investments. The Guarantor will not and will not permit any Subsidiary to make or permit a Subsidiary to make any Investment except the Guarantor and any Subsidiary may:

                  (i) make or permit to remain outstanding loans or advances to any Subsidiary,

                  (ii) own, purchase or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary,

                  (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Guarantor or any Subsidiary,

                  (iv) own, purchase or acquire prime commercial paper, banker's acceptances and certificates of deposit in United States and Canadian commercial banks (having combined capital and surplus of not less than U.S. $100,000,000) and repurchase agreements with respect to the foregoing, in each case due within one year from the date of purchase and payable in the United States in United States dollars, obligations of the government of the United States or any agency thereof, and obligations guaranteed by the government of the United States,

                  (v) make or permit to remain outstanding travel and other similar advances to officers and employees in the ordinary course of business,

                  (vi) permit to remain outstanding Investments existing on the Documentation Date and described on Schedule VI, and

                  (vii) to the extent applicable, make Investments permitted under Section 10.2(l) below.

         (l) Restricted Payments. The Guarantor will not and will not permit any Subsidiary to pay or declare cash dividends, cash patronage dividends or dividends on any class of its stock (other than dividends in kind) or redeem, purchase or otherwise acquire, or make any redemptions, purchase, or other acquisition of any of its stock or apply miscellaneous deductions in lieu of patronage dividends, or make or permit any Subsidiary to make any Restricted Investment (each a "Restricted Payment") except to the extent that the aggregate amount of all such Restricted Payments made after December 28, 1996 shall not exceed an amount equal to the sum of (i) $25,000,000 plus (ii) 100% (or minus 100% in the case of a deficit) of Consolidated Net Earnings for the period (taken as one accounting period) commencing on December 29, 1996 and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

         (m) Use of Proceeds. The Guarantor shall not, and shall not permit any Subsidiary to, use any portion of the proceeds of any Loan, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Guarantor or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         Section 10.3. Affirmative Covenant of the Agent Certificate Holder. The Agent Certificate Holder covenants and agrees with the Arranger, the Lessee Agent, the Administrative Agent and the Lenders that, so long as this Participation Agreement shall remain in effect or the principal or interest on any Loan, or any fees or any other expenses or amounts payable under any Operative Document to the Administrative Agent or the Lenders shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Agent Certificate Holder will, upon the written request of the Required Lenders after the occurrence and during the continuance of an Event of Default, qualify to do business in every jurisdiction where such qualification is necessary for the Agent Certificate Holder to exercise its remedies under the Master Lease, if it becomes the lessor thereunder, or any other Operative Document.

         Section 10.4. Covenants of the Owner Trustee and Lessor Trust. Each of the Owner Trustee and Lessor Trust hereby agrees that so long as this Participation Agreement is in effect:

                   (a) Discharge of Liens. Each of the Lessor Trust and the Owner Trustee, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property attributable to it or any of its Affiliates; provided, however, that the Owner Trustee (in its individual capacity) and Lessor Trust shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Operative Documents or of the sale, forfeiture or loss of, and shall not interfere with the use, value, marketability or disposition of, the Property or title thereto or any interest therein or the payment of Rent.

                   (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign, or the Certificate Holders' right under the Trust Agreement to remove the institution acting as trustee, the Owner Trustee hereby agrees with the Lessee Agent and each Lessee and the Administrative Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by the Trust Agreement or unless consented to by all of the parties to this Participation Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement without the prior written consent of any party hereto adversely affected by such amendment and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party.

                   (c) Successor Trust Company. The Owner Trustee or any successor may resign or be removed by the Certificate Holders as trustee, a successor Owner Trustee may be appointed, and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article VIII of the Trust Agreement and with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

                   (d) Indebtedness; Other Business. The Lessor Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents.

                   (e) No Violation. The Agent Certificate Holder will not instruct the Lessor Trust to take any action in violation of the terms of any Operative Document.

                   (f) No Voluntary Bankruptcy. The Lessor Trust shall not (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to the Lessor Trust or such Certificate Holder's or the Lessor Trust's debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for the Lessor Trust or for all or any substantial benefit of the Lessor Trust's creditors; and the Lessor Trust shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph.

                   (g) Change of Chief Place of Business. The Lessor Trust shall give prompt notice to the Lessee Agent and the Agent Certificate Holder if the Lessor Trust's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 or if it shall change its name.

                   (h) Operative Documents. None of the Lenders, the Lessor Trust, the Lessee Agent, the Lessee, the Administrative Agent, the Agent Certificate Holder nor the Participants shall consent to or permit any amendment, supplement, waiver or other modification of the terms and provisions of the Loan Agreement, the Notes, the Certificates, or the Operative Documents, in each case without the prior written consent of the Lessee Agent.

                   (i) Disposition of Assets. The Lessor Trust shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly authorized by the Operative Documents.

                   (j) Compliance with Operative Documents. The Lessor Trust shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under each Operative Document to which it is a party.

                   (k) Books and Records; Financial Statements; Bank Accounts. The Lessor Trust and each Certificate Holder each covenants and agrees to maintain separate books and records. The Lessor Trust and Agent Certificate Holder each covenant and agree to maintain its own bank account in its own name. To the extent that financial statements are prepared or issued by the Lessor Trust and any Certificate Holder, each of the Lessor Trust and each such Certificate Holder covenants and agrees to maintain separate financial statements from those financial statements which may be prepared or issued by any of them.

                   (l) Separate Existence. The Lessor Trust covenants and agrees not to merge or consolidate with, or transfer any of its assets or properties to any Person. The Owner Trustee covenants and agrees not to commingle its assets and funds with those assets and funds of the Lessor Trust. The Lessor Trust covenants and agrees to conduct its own business in its own name.


                                   ARTICLE XI
                      RENEWALS; REPLACEMENT OF PARTICIPANTS

         Section 11.1. Extensions of Maturity Date and Expiration Date; Replacement of Participants. (a) So long as the Lessee Agent has not elected the Remarketing Option on behalf of the Lessee, the Lessee Agent may, not earlier than one (1) year after the Completion Date and not later than one (1) year prior to the Maturity Date, direct a written request to the Owner Trustee, the Agent Certificate Holder and the Administrative Agent that the Expiration Date then in effect under the Master Lease be extended to the date occurring one (1) year after such Expiration Date and concurrently therewith request that the Administrative Agent and the Agent Certificate Holder direct a written request to the Certificate Holders and the Lenders that the applicable Maturity Date be extended to the same date (each such additional year, a "Renewal Term"). In no event may the Expiration Date or the Maturity Date be extended more than two (2) times pursuant to this Section 11.1(a). Each Participant may grant or deny its consent to a Renewal Term in its sole discretion by notifying the Administrative Agent and the Agent Certificate Holder in writing (with a copy to the Lessee Agent); provided, however, that any Participant that fails to respond to such request for a Renewal Term within sixty (60) days after its receipt thereof shall be deemed to have denied such request for a Renewal Term. Nothing contained in this Section 11.1 shall impair any extension of the Expiration Date to any Extended Expiration Date pursuant to Section 20.3 of the Lease.

         (b) In connection with a written request of the Lessee Agent for a Renewal Term, upon the request of the Lessee Agent, the Administrative Agent and the Agent Certificate Holder shall be permitted to replace any non-consenting Participant and any Participant that fails to respond to the Administrative Agent's and the Agent Certificate Holder's written request for a Renewal Term within the time period specified in clause (a) above (each, a "Non-Consenting Participant") with a replacement bank or other financial institution (a "Replacement Participant") satisfactory to the Lessee Agent, the Certificate Holders and the Lenders, with such replacement to be effective as of the Expiration Date and Maturity Date in effect prior to the requested Renewal Term; provided, however, that (i) such replacement does not conflict with any Requirement of Law, (ii) the Replacement Participant shall purchase from the Non-Consenting Participant (A) at par, all Loans, in the case of a Lender, and all Certificate Holder Amounts, in the case of a Certificate Holder, (B) all accrued interest, in the case of a Lender, and all accrued Yield, in the case of a Certificate Holder, and (C) all other amounts owing to such Non-Consenting Participant on or prior to the date of replacement, in each case, (iii) the Lessee Agent shall be liable to such Non-Consenting Participant under Section
13.10 if any Loan or Certificate Holder Amount, as the case may be, owing to such Non-Consenting Participant shall be prepaid (or purchased) at the request of the Lessee Agent other than on the last day of the Interest Period or Interest Periods relating thereto, (iv) such replacement shall be made in accordance with the provisions of Article XII (provided that the Lessee Agent or the relevant Replacement Participant shall be obligated to pay the Transaction Expenses arising in connection therewith), and (v) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the applicable Operative Documents (including the extension of the Maturity Date contemplated by the relevant request for a Renewal Term and the related extension). The Administrative Agent and the Agent Certificate Holder hereby agree to cooperate with the Lessee Agent in its efforts to arrange one or more Replacement Participants as contemplated by this Section 11.1(b).

         (c) Any Renewal Term and extension of the Maturity Date and the Expiration Date as contemplated by Section 11.1(a) shall be effective only upon the consent of all Participants after giving effect to the provisions of Section 11.1(b). Except as otherwise provided in this Article XI, all other terms of the Operative Documents shall remain unchanged and with the same force and effect (including the Certificate Holder Margin and Loan Margin), and there shall not be any additional structuring or underwriting fee in connection with such Renewal Term.

        Section 11.2. Replacement of Defaulting Participant. The Lessee Agent shall have the right (but not the obligation) to require any Defaulting Participant to assign and delegate in accordance with Section 12.1 all of such Lender's or Certificate Holder's total Loans or Certificate Holder Amounts, as the case may be, and Commitment, if any, to any other financial institution selected by the Lessee Agent that, in each case, is willing to accept such assignment and delegation and shall be satisfactory to the Administrative Agent and the Agent Certificate Holder.


                                   ARTICLE XII
                      TRANSFERS OF PARTICIPANTS' INTERESTS

        Section 12.1. Assignments. Each Participant may, with the prior written consent of the Lessee Agent, the Administrative Agent and the Agent Certificate Holder (which consents shall not be unreasonably withheld, provided that Lessee consent shall not be required after and during the continuance of a Lease Default) assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit F to one or more Eligible Lender Assignees, with respect to Lender Commitments and Loans, and/or Eligible Certificate Holder Assignees with respect to Certificate Holder Commitments and Certificate Holder Amounts, each such assignment shall be of a constant, not varying, percentage of all of the assigning Participant's rights and obligations under the Operative Documents. In the case of assignments made by a Lender, any such assignment shall be in a minimum aggregate amount of $10,000,000 of its Loan Commitment (or the balance of such Loan Commitment, if less). In the case of assignments made by a Certificate Holder, any such assignment shall be in a minimum aggregate amount of $3,000,000 of its Certificate Holder Commitment (or the balance of such Certificate Holder Commitment, if less). Any assignment hereunder shall be effective upon delivery to the Administrative Agent and the Agent Certificate Holder of written notice of the assignment together with a transfer fee of $3,500 payable by the assignor Participant or the assignee Participant to the Administrative Agent for its own account. The assigning Participant will give prompt notice to the Administrative Agent of any such assignment. Upon the effectiveness of any such assignment (and after notice to and consent of the Lessee, the Administrative Agent and the Agent Certificate Holder, as provided herein), the assignee shall become a "Lender" or "Certificate Holder", as the case may be, for all purposes of the Operative Documents (including all representations, warranties and covenants which will all be deemed made and agreed to by such assignee) and, to the extent of such assignment, the assigning Participant shall be relieved of its obligations hereunder to the extent of the Loans or Certificate Holder Amounts, as the case may be, and Commitment components being assigned. The Administrative Agent agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). The Lessee Agent shall not be responsible for any costs or expenses incurred by any Participant in connection with an assignment of all or any of its rights and obligations in connection with an assignment pursuant to this Section 12.1.

        Section 12.2. Participations. Each Participant may sell, transfer, grant or assign participations in all or any part of such Participant's interests and obligations hereunder;

provided that (i) such selling Participant shall remain a "Lender" or "Certificate Holder", as the case may be, for all purposes under the Operative Documents (such selling Participant's obligations under the Operative Documents remaining unchanged) and the sub-participant shall not constitute a Lender or a Certificate Holder, as the case may be, hereunder, (ii) no such sub-participant shall have, or be granted, rights to approve any amendment or waiver relating to the Operative Documents except to the extent any such amendment or waiver would
(A) reduce the principal of or rate of interest on or fees in respect of any Loans or Certificate Holder Amounts in which the sub-participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Expiration Date or the date of any mandatory prepayment), interest or fees in which the sub-participant is participating, or
(C) release all or substantially all of the collateral or guarantees (except as expressly provided in the Operative Documents) supporting any of the Loans or Certificate Holder Amounts or Commitments in which the sub-participant is participating, (iii) sub-sub-participations by the sub-participant (except to an Affiliate, parent company or Affiliate of a parent company of the sub-participant) shall be prohibited and (iv) written notice of each such participation is given to the Lessee Agent. In the case of any such participation, the sub-participant shall not have any rights under the Operative Documents (the sub-participant's rights against the selling Participant in respect of such participation to be those set forth in the participation agreement with such Participant creating such participation) and all amounts payable by the Lessee Agent hereunder shall be determined as if such Participant had not sold such participation; provided, however, that such sub-participant shall be entitled to receive additional amounts under Sections 13.5, 13.10 and
13.11 on the same basis as if it were a Participant (but only to the extent that the Participant would have been entitled to receive such additional amounts with respect to the interest participated had it not sold such participation). The Lessee Agent shall not be responsible for any costs or expenses incurred by any Participant in connection with a sale, transfer, grant or assignment of participations pursuant to this Section 12.2.

        Section 12.3. Withholding Taxes; Disclosure of Information; Pledge Under Regulation A. (a) If any Participant (or the assignee of or subparticipant of a Participant, each a "Transferee") is organized under the laws of any jurisdiction other than the United States or any state thereof, then such Participant or the Transferee of such Participant, as applicable, shall (as a condition precedent to acquiring or participating in such Loan or Certificate Holder Amount and as a continuing obligation to the Certificate Holder and the Lender) (i) furnish to each of the Administrative Agent, the Agent Certificate Holder and the Lessee in duplicate, for each taxable year of such Participant or Transferee during the term of the Lease, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes (wherein such Transferee claims entitlement to complete exemption from United States withholding taxes on all payments hereunder), and (ii) provide to each of the Administrative Agent, the Agent Certificate Holder and the Lessee Agent a new Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment hereunder, each Transferee shall be deemed bound by the provisions set forth in this Article XII.

         (b) Any Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XII, disclose to such assignee or participant or proposed assignee or participant, any information relating to Lessee Agent, any Lessee, the Guarantor or the Transactions, subject to appropriate confidentiality requirements relating to such information.

         (c) Anything in this Article XII to the contrary notwithstanding, any Participant may without the consent of Lessee Agent, the Administrative Agent or the Agent Certificate Holder, assign and pledge all or any portion of the Notes held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; provided, any payment by Lessee Agent or Guarantor for the benefit of the assigning or pledging Participant shall be deemed to satisfy the Lessee Agent's, such Lessee's or the Guarantor's obligations with respect thereto.


                                  ARTICLE XIII
                                 INDEMNIFICATION

         Section 13.1. General Indemnification. The Lessee Agent agrees whether or not any of the transactions contemplated hereby shall be consummated (unless such failure to consummate is due to the breach of any obligation under any Operative Document by any party other than Lessee or Guarantor), to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Acquisition Date or after the Expiration Date, in any way relating to or arising out of:

                   (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;

                   (b) the Properties or any part thereof or interest therein;

                   (c) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing or refinancing by the Lessee, disposition, operation, condition, sale (including without limitation, any sale pursuant to Section 16.2(d) or 16.2(f) of the Master Lease or any sale pursuant to Article XV, XVIII or XX of the Master Lease), return or other disposition of all or any part or any interest in the Property or the imposition of any Lien except Lessor

         Liens and Liens in favor of the Lenders, Lessor Trust or the Certificate Holders (or incurring of any liability to refund or pay over any amount as a result of any such Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (on the basis of strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by Lessee Agent or Lessee pursuant to the Lease which are in effect at any time with respect to the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement with respect to the Property, and (6) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property, or any Claim for utility "tap-in" fees;

                   (d) the breach by Lessee Agent or Lessee or Guarantor of any covenant, representation or warranty made by it in any Operative Document or any certificate required to be delivered by it by any Operative Document;

                   (e) the retaining or employment of any broker, finder or financial advisor by Lessee Agent or any Lessee to act on its behalf in connection with this Participation Agreement or any other Operative Document;

                   (f) the existence of any Lien on or with respect to the Property, the Improvements, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Lenders or the Certificate Holders;

                   (g) subject to the accuracy of any Participant's representation set forth in Section 8.1(a), as to such Participant, the transactions contemplated by the Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code.

Provided, however, that the Lessee Agent shall not be required to indemnify any Indemnitee under this Section 13.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of any Indemnitee (it being understood that the Lessee Agent shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) any Claim resulting from Lessor Liens, (3) any Claim arising from a breach or alleged breach by any Lender or any Certificate Holder of any Operative Document or any agreement entered into in connection with the assignment or participation of any Loan or Certificate Holder Amount, (4) any Claim arising in respect to the Property to the extent attributable to acts or events occurring in the period after the Lessee ceases to lease the Property from the Lessor Trust under the related Lease, provided that the facts supporting such Claim occur after such period and
(5) without limiting any other provision of this Participation Agreement, any Claim for Taxes except to the extent arising by reason of Section 13.1(g). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.1, this
Section 13.1 shall be construed as an indemnity only and not a guaranty of residual value of the Property or as a guaranty of the Notes.

         Section 13.2. End of Term Indemnity. (a) If the Lessee Agent elects (on behalf of the Lessee) the Remarketing Option and there would, after giving effect to the proposed remarketing transaction, be a Shortfall Amount, then prior to the Expiration Date and as a condition to the Lessee Agent's right to complete the remarketing of the Property pursuant to Article XX of the Master Lease, the Lessee shall cause to be delivered to the Agent Certificate Holder at least one hundred twenty (120) days prior to the Expiration Date, at the Lessee Agent's sole cost and expense, a report from the Appraiser in form and substance satisfactory to the Agent Certificate Holder, the Administrative Agent and the Participants (the "End of the Term Report") which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of the Property from that anticipated for such date in the As-Built Appraisal delivered with respect to the Property or any Improvements to the Property.

         (b) On or prior to the Expiration Date the Lessee Agent shall pay to the Agent Certificate Holder for the account of each of the Certificate Holders an amount (not to exceed the Shortfall Amount) equal to the portion of the Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of the Property due to:

                  (i) extraordinary use; failure to maintain, repair, restore, rebuild or replace; failure to comply with all applicable laws; failure to use; workmanship; method of installation or removal or maintenance, repair, rebuilding or replacement (excepting in each case ordinary wear and tear and except as otherwise provided in the Lease); or

                 (ii) any change(s) to the Plans and Specifications or any Modification made to, or any rebuilding of, the Property or any part thereof by the Lessee, the Construction Agent or any sublessee, in each case not in compliance with the Operative Documents or;

                 (iii) contamination at the Property resulting from any Hazardous Activity, Hazardous Materials or Environmental Violations other than as disclosed to the Certificate Holders in writing in connection with the Acquisition Date, the indemnity for which shall not exceed the cost of the remediation thereof, or

                 (iv) any restoration or rebuilding carried out by the Lessee Agent or the Lessee or Construction Agent, or

                (v) any condemnation of any portion of the Property pursuant to Article XIV of the Master Lease, or

                (vi) any use of the Property or any part thereof by the Lessee other than as distribution facility as contemplated by the Appraisal, or

                (vii) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 11.2 of the Master Lease, or

                (viii) the failure of the Lessor Trust to have good and marketable title to the Property free and clear of all Liens (other than Permitted Property Liens), or

                (ix) the existence of any sublease relating to the Property that shall survive the Expiration Date.

The indemnity set forth in this Section 13.2 is not a guaranty of the residual value or Certificate Holder Amount with respect to the Property.

         Section 13.3. Environmental Indemnity. Without limitation of the other provisions of this Article XIII, Lessee and Guarantor hereby agree to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including, without limitation, third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings, judgments, remedial actions, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses and costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work with respect to the Property undertaken or required by any federal, state or local Governmental Authority), arising or asserted under any Environmental Laws, and arising in whole or in part, out of:

                (a) the presence on or under the Property of any Hazardous Materials, or any Releases of any Hazardous Materials on, under, from or at the Property;

                (b) any activity, including, without limitation, construction, carried on or undertaken on or off the Property, whether by the Lessee (or any predecessor in title) or any employees, agents, contractors or subcontractors of the Lessee (or any predecessor in title), or in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or off the Property;

                (c) with respect to any Hazardous Materials at the Property, loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws; or

                   (d) any noncompliance with Environmental Laws, or any act or omission causing an environmental condition at the Property that requires remediation or causing any Governmental Authority to record a Lien pursuant to Environmental Laws on the land record of the Property; or

                   (e) any residual contamination on or under the Property, including any contamination affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Material associated with the Property, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

provided, however, that the Lessees and Guarantor shall not be required to indemnify any Indemnitee under this Section 13.3 for any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee arising in respect to the Property to the extent attributable to acts or events occurring in the period after the Lessee ceases to lease the Property from the Lessor Trust under the related Lease Supplement, provided that the facts supporting such Claim occur after such period. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease Term with respect to any Claim based on facts or circumstances arising prior to or during the Lease Term, and shall be separate and independent from any remedy under the Lease or any other Operative Document.

         Section 13.4. Proceedings in Respect of Claims. In case any action, suit or proceeding shall be brought against any Indemnitee in respect of Claims indemnifiable under Sections 13.1 or 13.3, such Indemnitee shall notify the Lessee Agent of the commencement thereof, and the Lessee Agent shall be entitled, at the Lessee Agent's expense, to participate in, and, to the extent that the Lessee Agent desires to, assume and control the defense thereof; provided, however, that the Lessee Agent shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and the Lessee Agent shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee Agent shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee's counsel, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on the Property or any part thereof unless, in the case of civil liability only, the Lessee Agent shall have agreed in writing to be responsible for such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest,
(B) such proceeding involves Claims not fully indemnified by the Lessee Agent which the Lessee Agent and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default under the

Lease has occurred and is continuing. The Indemnitee will join in the Lessee Agent's efforts to sever such action. The Indemnitee may participate at its own expense and with its own counsel in any proceeding conducted by the Lessee Agent in accordance with the foregoing. The Lessee Agent shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.3 without prior written consent of the Indemnitee, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee.

         Each Indemnitee shall at the expense of the Lessee Agent supply the Lessee Agent with such information and documents reasonably requested by the Lessee Agent as are necessary or advisable for the Lessee Agent to participate in any action, suit or proceeding to the extent permitted by Section 13.1 or 13.3.

         Upon payment in full of any Claim by the Lessee Agent pursuant to
Section 13.1 or 13.3 to or on behalf of an Indemnitee, the Lessee Agent, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee Agent and give such further assurances as are necessary or advisable to enable the Lessee Agent vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.3 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 13.5. General Tax Indemnity. (a) Indemnification. The Lessee Agent shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

         (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee Agent may have an indemnity obligation pursuant to this Section 13.5, or if any Tax Indemnitee shall determine that any Imposition to which the Lessee Agent may have an indemnity obligation pursuant to this Section 13.5 may be payable, such Tax Indemnitee shall promptly (and in any event, within thirty (30) days) notify the Lessee Agent in writing (provided that failure to so notify the Lessee Agent within thirty (30) days shall not alter such Tax Indemnitee's rights under this
Section 13.5 except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any Impositions) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee Agent (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by the Lessee Agent; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such thirty (30) day period, such Tax Indemnitee shall in such notice to the Lessee Agent, so inform the Lessee and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee Agent (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Lessee Agent unless such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such ten (10) day period.

         The Lessee Agent shall be entitled for a period of thirty (30) days from receipt of such notice from such Tax Indemnitee (or such shorter period as such Tax Indemnitee has notified the Lessee Agent is required by law or regulation for such Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the imposition of such Tax, at the Lessee Agent's expense. If (x) such contest can be pursued in the name of the Lessee Agent and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee Agent has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of such Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee Agent has not agreed to indemnify such Tax Indemnitee or (z) such Tax Indemnitee so requests, then the Lessee Agent shall be permitted to control the contest of such claim, provided that in the case of a contest described in clause (y), if such Tax Indemnitee determines reasonably and in good faith that such contest by the Lessee Agent could have a material adverse impact on the business or operations of such Tax Indemnitee and provides a written explanation to the Lessee Agent of such determination, such Tax Indemnitee may elect to control or reassert control of the contest, and provided that by taking control of the contest, the Lessee Agent acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and provided, further, that in determining the application of clauses (x) and (y) above, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which the Lessee Agent indemnifies hereunder from Taxes for which the Lessee Agent is not obligated to indemnify hereunder, so that the Lessee Agent can control the contest of the former. In all other claims requested to be contested by the Lessee Agent, such Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee Agent. In no event shall the Lessee Agent be permitted to contest (or such Tax Indemnitee required to contest) any claim, (A) if such Tax Indemnitee provides the Lessee Agent with a legal opinion of counsel reasonably acceptable to the Lessee Agent that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Property or any part thereof unless, with respect to civil liability only, the Lessee Agent shall have agreed in writing to be responsible for such risk, (B) if an Event of Default has occurred and is continuing, (C) unless the Lessee Agent shall have agreed to pay and shall pay, to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee Agent shall provide to such Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs to such Tax Indemnitee). In addition for Tax Indemnitee controlled contests and claims contested in the name of such Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving any or all such Tax Indemnitees with respect to any period for which the Lessee Agent may be liable to pay an indemnity under this Section 13.5(b)) exceeds $100,000 and (B) unless, if requested by such Tax Indemnitee, the Lessee Agent shall have provided to such Tax Indemnitee an opinion of counsel selected by the Lessee Agent (which may be in-house counsel) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

         The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions are to be taken shall be made by the controlling party in its sole judgment, provided, however, that if such Tax Indemnitee is the controlling party and the Lessee Agent recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer then the amount for which the Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) and reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

         Each Tax Indemnitee shall, at the Lessee's expense, supply the Lessee Agent with such information and documents reasonably requested by the Lessee Agent as are necessary or advisable for the Lessee Agent to participate in any action, suit or proceeding to the extent permitted by this Section 13.5(b). Notwithstanding anything in this Section 13.5(b) to the contrary, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 13.5 (and with respect to which contest is required under this Section 13.5(b)) without the prior written consent of the Lessee Agent, unless such Tax Indemnitee waives its right to be indemnified under this Section
13.5 with respect to such claim pursuant to the next paragraph.

         Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest or continue to contest (and the Lessee Agent shall not be permitted to contest or continue to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 13.5 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver) and returns to the Lessee Agent all amounts previously advanced to the Indemnitee with respect to the contest of such claim.

         (c) [Intentionally omitted]

         (d) Payments. Any Imposition indemnifiable under this Section 13.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 13.5 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 13.5 shall be made directly to such Tax Indemnitee entitled thereto or the Lessee Agent, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule II hereto. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee Agent is required to pay, the Lessee Agent shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Lessee Agent's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

         (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 13.5 and of which the Lessee Agent has knowledge, the Lessee Agent shall promptly notify such Tax Indemnitee of such requirement and, at the Lessee Agent's expense (i) if the Lessee Agent is permitted by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee, prepare and finish such statement for filing by such Tax Indemnitee in such manner as shall be satisfactory to such Tax Indemnitee and send the same to such Tax Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which such Tax Indemnitee will file any such report, return or statement, the Lessee Agent shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow such Tax Indemnitee to file such report, return or statement.

         (f) [Intentionally omitted]

         (g) Tax Ownership. Each Tax Indemnitee represents and warrants that it will not, prior to the termination of the Master Lease, claim ownership of (or any tax benefits, including depreciation, with respect to) the Property for any income tax purposes (unless required to do so by a Governmental Authority), it being understood that the Lessee is and will remain the owner of the Property for such income tax purposes until the termination of the Master Lease.

         Section 13.6. Indemnity Payments in Addition to Lease Obligations. The Lessee Agent acknowledges and agrees that the Lessee Agent's obligations to make indemnity payments under this Article XIII are separate from, in addition to, and do not reduce, the Lessee Agent's or the Lessee's obligations to pay any amounts owing from time to time under the Lease.

         Section 13.7. Eurodollar Rate Lending Unlawful. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Documentation Date shall make it unlawful for any Participant to make, continue or maintain Eurodollar Loans/Certificate Holder Amounts as contemplated by the Operative Documents, (i) such Participant shall promptly give written notice of such circumstances to the Lessee Agent, the Certificate Holder Agent and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender or Certificate Holder, as the case may be, hereunder to make, continue or maintain Eurodollar Loans/Certificate Holder Amounts shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Participant to make, continue or maintain Eurodollar Loans/Certificate Holder Amounts, such Participant shall then have a commitment only to make or maintain Base Rate Loans/Certificate Holder Amounts when Eurodollar Loans/Certificate Holder Amounts are requested and (c) such Participant's Loans and Certificate Holder Amounts then outstanding as Eurodollar Loans/Certificate Holder Amounts, if any, shall be converted automatically to Base Rate Loans/Certificate Holder Amounts on the respective last days of the then current Interest Periods with respect to such Loans and Certificate Holder Amounts or within such earlier period as required by law. If any such conversion of Eurodollar Loans/Certificate Holder Amounts occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Lessee Agent shall pay to such Participant such amounts, if any, as may be required pursuant to Section 13.10. In any such case, interest and principal (if any) shall be payable contemporaneously with the related Eurodollar Loans/Certificate Holder Amounts of the other Participants so affected.

         Section 13.8. Deposits Unavailable. If any of the Participants shall have determined that:

                  (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to such Participant in its relevant market; or

                  (ii) by reason of circumstances affecting such Participant's relevant market, adequate means do not exist for ascertaining the interest rate or Yield, as the case may be, applicable to such Participant's Eurodollar Loans/Certificate Holder Amounts;

then, upon notice from such Participant to the Lessee Agent, the Certificate Holder Agent, the Administrative Agent and the other Participants, (x) the obligations of such Participant to make or continue any Loans or Certificate Holder Amounts as, or to convert any Loans or Certificate Holder Amounts into Eurodollar Loans/Certificate Holder Amounts shall be suspended, and (y) each outstanding Eurodollar Loan/Certificate Holder Amount held by such Participant shall automatically convert into a Base Rate Loan/Certificate Holder Amount on the last day of the current Interest Period applicable thereto.

         Section 13.9. Increased Costs, etc. (a) If the adoption of or any change in a Requirement of Law or in the interpretation or application thereof applicable to any Participant, or compliance by any Participant with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Documentation Date (or, if later, the date on which such Participant becomes a Participant):

                  (i) shall subject such Participant to any tax of any kind whatsoever with respect to any Eurodollar Loans/Certificate Holder Amounts made, continued or maintained by it or its obligation to make, continue or maintain Eurodollar Loans/Certificate Holder Amounts, or change the basis of taxation of payments to such Participant in respect thereof (except for excluded Impositions, any changes in taxes measured by or imposed upon the overall gross or net income, franchise or other taxes (imposed in lieu of such net income tax), of such Participant or its applicable lending office, branch, or any affiliate thereof); or

                 (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, Loans and Certificate Holder Amounts, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Participant which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or

                 (iii) shall impose on such Participant any other condition (excluding any Tax of any kind) whatsoever in connection with the Operative Documents;

and the result of any of the foregoing is to increase the cost to such Participant, by a material amount, of making, continuing or maintaining Eurodollar Loans/Certificate Holder Amounts or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Lessee Agent from such Participant, through the Administrative Agent and/or the Agent Certificate Holder, in accordance herewith, the Lessee Agent shall pay such Participant any additional amounts necessary to compensate such Participant for such increased cost or reduced amount receivable; provided that, in any such case, the Lessee Agent may elect to convert the Eurodollar Loans/Certificate Holder Amounts made by such Participant hereunder to Base Rate Loans/Certificate Holder Amounts by giving the Administrative Agent at least one (1) Business Day's notice of such election, in which case the Lessee Agent shall promptly pay to such Participant, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 13.10. All payments required by this Section 13.9(a) shall be made by the Lessee within ten (10) Business Days after demand by the affected Participant. The Lessee Agent shall not be obligated to reimburse any Participant for any increased cost or reduced return incurred more than one hundred eighty (180) days after the date that such Participant receives actual notice of such increased cost or reduced return unless such Participant gives notice thereof to the Lessee Agent in accordance with this Section 13.9 during such one hundred eighty (180) day period. If any Participant becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Lessee Agent, through the Administrative Agent and/or the Agent Certificate Holder, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof (including the method by which such Participant allocated such amounts to the Lessee Agent). Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant, through the Administrative Agent and/or the Agent Certificate Holder, to the Lessee Agent shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Participation Agreement and the payment of the Loans and Certificate Holder Amounts and all other amounts payable hereunder.

         (b) Each Participant shall use its reasonable efforts to reduce or eliminate any unlawfulness or claim for compensation pursuant to Sections 13.7,
13.8 or 13.9(a), including, without limitation, a change in the office of such Participant at which its obligations related to this Participation Agreement are maintained if such change will cure the unlawfulness or avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it. If any such claim of unlawfulness or for compensation shall not be eliminated or waived, the Lessee Agent shall have the right to replace the affected Participant with a new financial institution that shall succeed to the rights of such Participant under this Participation Agreement; provided, however, that such Participant shall not be replaced hereunder until it has been paid in full such claim and all other amounts owed to it hereunder.

       Section 13.10. Funding Losses. The Lessee Agent agrees to indemnify each Indemnitee and to hold each Indemnitee harmless from any loss or expense which such Indemnitee may sustain or incur (other than through such Person's own gross negligence or willful misconduct) as a consequence of (a) default by the Lessee Agent (or any Lessee) in making a borrowing of Loans or Certificate Holder Amounts which are Eurodollar Loans/Certificate Holder Amounts after Lessee has given a notice requesting the same in accordance with the provisions of this Participation Agreement, (b) default by the Lessee Agent (or any Lessee) in making any prepayment of a Loan or Certificate Holder Amount which is a Eurodollar Loan/Certificate Holder Amount after the Lessee has given a notice thereof in accordance with the provisions of this Participation Agreement, or
(c) the making of a prepayment of Loans or Certificate Holder Amounts which are Eurodollar Loans/Certificate Holder Amounts on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Participation Agreement or any other Operative Document and the payment of the Loans, Certificate Holder Amounts and all other amounts payable under the Operative Documents.

       Section 13.11. Capital Adequacy. (a) If the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Documentation Date has or will have the effect of reducing the rate of return on any Participant's or its parent company's capital by a material amount, as a consequence of its commitments or obligations hereunder to a level below that which such Participant or its parent company could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Participant's or its parent company's policies with respect to capital adequacy), then, upon notice from such Participant, the Lessee Agent shall pay to such Participant such additional amount or amounts as will compensate such Participant and its parent company for such reduction (it being understood that such parent company shall not be reimbursed to the extent its subsidiary Participant is reimbursed by the Lessee Agent in connection with the same or a similar law, rule, regulation, change, request or directive applicable to such Participant). All payments required by this Section 13.11 shall be made by the Lessee Agent within ten (10) Business Days after demand by the affected Participant. The Lessee Agent shall not be obligated to reimburse any Participant for any reduced return incurred more than one hundred eighty (180) days after the date that such Participant receives actual notice of such reduced return unless such Participant gives notice thereof to the Lessee Agent in accordance with this Section 13.11 during such one hundred eighty (180) day period. If any Participant becomes entitled to claim any additional amounts pursuant to this clause, it shall provide prompt written notice thereof to the Lessee, through the Administrative Agent and/or the Agent Certificate Holder, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant, through the Administrative Agent and/or the Agent Certificate Holder, to the Lessee Agent shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Participation Agreement and the other Operative Documents and the payment of the Loans, Certificate Holder Amounts and all other amounts payable hereunder and thereunder.

         (b) Each Participant shall use its commercially reasonable efforts to reduce or eliminate, any claim for compensation pursuant to this Section 13.11, including, without limitation, a change in the office of such Participant at which its obligations related to the Operative Documents are maintained if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it. If any such claim for compensation shall not be eliminated or waived, the Lessee Agent shall have the right to replace the affected Participant with a new financial institution that shall succeed to the rights of such Participant under the Operative Documents; provided, however, that such Participant shall not be replaced hereunder until it has been paid in full such claim and all other amounts owed to it hereunder.


                                   ARTICLE XIV
                          THE AGENT CERTIFICATE HOLDER

       Section 14.1. Appointment and Authorization. Each Certificate Holder irrevocably appoints and authorizes BMO Leasing (U.S.), Inc. as Agent Certificate Holder (in such capacity as Agent Certificate Holder hereunder and under the other Operative Documents, the "Agent Certificate Holder") of such Certificate Holder to enter into the Operative Documents on behalf of such Certificate Holder and to act as specified herein and in the other Operative Documents, and each such Certificate Holder hereby authorizes the Agent Certificate Holder as agent for such Certificate Holder, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto (including, without limitation, the execution and delivery, or causing Lessor Trust to execute and deliver, from time to time in accordance with the provisions and terms hereof of Lease Supplements, Construction Agency Agreement Supplements, Assignment of Lease and Rent Supplements and the various other documents, conveyances, terminations, assignments and instruments contemplated herein to be delivered by the Agent Certificate Holder on behalf of the Certificate Holders). Each action taken by the Agent Certificate Holder under any Operative Document shall be deemed to be on behalf of each the Certificate Holders, unless otherwise indicated. Notwithstanding any provision to the contrary elsewhere herein or in the other Operative Documents, the Agent Certificate Holder shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Certificate Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this

Participation Agreement or any of the other Operative Documents, or shall otherwise exist against the Agent Certificate Holder.

        Section 14.2. Delegation of Duties. The Agent Certificate Holder may execute any of its duties hereunder or under the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent Certificate Holder shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

        Section 14.3. Agent Certificate Holder and Affiliates. The Agent Certificate Holder shall have the same rights and powers under this Participation Agreement and under the other Operative Documents as any other Certificate Holder, and may exercise or refrain from exercising the same as though it were not the Agent Certificate Holder.

        Section 14.4. Action by Agent Certificate Holder. The obligations of the Agent Certificate Holder hereunder and under the other Operative Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent Certificate Holder shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein and in the other Operative Documents.

        Section 14.5. Consultation with Experts. The Agent Certificate Holder may consult with legal counsel (who may be counsel for Lessee Agent, the Lessee, Guarantor, a Participant, the Administrative Agent, or any Affiliate of any of
them), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        Section 14.6. Exculpatory Provisions. Neither the Agent Certificate Holder nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with the Operative Documents; (b) the performance or observance of any of the covenants or agreements of Guarantor, Lessee Agent or the Lessee; (c) the satisfaction of any condition precedent specified herein or in any other Operative Document; (d) the validity, effectiveness or genuineness of any of the Operative Documents or any other instrument or writing furnished in connection herewith or therewith; (e) the use of the proceeds of the Advance; (f) the existence of any Default or Event of Default; or (g) the properties, books or records of Guarantor or the Lessee.

        Section 14.7. Reliance on Communications. The Agent Certificate Holder shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Lessee, Guarantor, independent accountants and other experts selected by the Agent Certificate Holder with reasonable care). The Agent Certificate Holder may deem and treat the Participants as the owners of their respective interests hereunder and under the other Operative Documents for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent Certificate Holder in accordance with
Section 12.1 of the Participation Agreement. The Agent Certificate Holder, acting in its capacity as Agent Certificate Holder, shall be fully justified in failing or refusing to take any action under this Participation Agreement or under any of the other Operative Documents unless it shall first receive such advice or concurrence of the Certificate Holders as it deems appropriate or it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent Certificate Holder shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Operative Documents in accordance with a request of the Certificate Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants (including their successors and assigns).

        Section 14.8. Notice of Default. The Agent Certificate Holder shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent Certificate Holder has received notice from a Participant or any Lessee or Guarantor referring to the Operative Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent Certificate Holder receives such a notice, the Agent Certificate Holder shall give prompt notice thereof to the Participants. The Agent Certificate Holder shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Certificate Holders.

        Section 14.9. Non-Reliance on Agent Certificate Holder and Other Participants. Each Participant expressly acknowledges that neither the Agent Certificate Holder (other than in its role as Participant) nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent Certificate Holder or any affiliate thereof hereafter taken, including any review of the affairs of the Lessee or Guarantor, shall be deemed to constitute any representation or warranty by the Agent Certificate Holder to any Participant. Each Participant represents to the Agent Certificate Holder that it has, independently and without reliance upon the Agent Certificate Holder or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial, and other conditions, prospects and creditworthiness of any Lessee and Guarantor and made its own decision to make its proportionate share of the Advances hereunder and under the other Operative Documents and enter into this Participation Agreement and the other Operative Documents. Each Participant also represents that it will, independently and without reliance upon the Agent Certificate Holder or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Lessee and Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Participants by the Agent Certificate Holder hereunder, the Agent Certificate Holder shall not have any duty or responsibility to provide any Participant with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Lessee or Guarantor which may come into the possession of the Agent Certificate Holder or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

       Section 14.10. Indemnification. The Certificate Holders agree to indemnify the Agent Certificate Holder in its capacity as such (to the extent not reimbursed by the Lessee or Guarantor and without limiting the obligation of the Lessee and Guarantor to do so, to the extent set forth herein or in the other Operative Documents to which the Lessee or the Guarantor is a party), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent Certificate Holder in its capacity as such in any way relating to or arising out of this Participation Agreement or the other Operative Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent Certificate Holder under or in connection with any of the foregoing; provided that no Certificate Holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent Certificate Holder. If any indemnity furnished to the Agent Certificate Holder for any purpose shall, in the opinion of the Agent Certificate Holder, be insufficient or become impaired, the Agent Certificate Holder may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment in full of the Obligations and all other amounts payable hereunder and under the other Operative Documents.

       Section 14.11. Failure to Act. Except for action expressly required of the Agent Certificate Holder hereunder, the Agent Certificate Holder shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Certificate Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

       Section 14.12. Resignation and Removal. The Agent Certificate Holder may resign at any time upon at least thirty (30) days prior notice to Lessee Agent and the Participants, and may be removed for cause at any time by vote of the Required Certificate Holders and notice to the retiring Agent Certificate Holder, the Administrative Agent and the Lessee Agent. In the event of any such resignation or removal, the Required Certificate Holders shall as promptly as practicable (but with five (5) Business Days' prior written notice being given to Lessee Agent) appoint a successor Agent Certificate Holder, provided that such successor Agent Certificate Holder shall be approved by Lessee Agent, Administrative Agent, and, unless an Event of Default is continuing, be approved by the Lessee Agent (which approval shall not be unreasonably withheld or delayed) and, if the Lessee has not responded within such five (5) Business Day period, Lessee Agent shall be deemed to have approved such new Agent Certificate Holder. If no successor Agent Certificate Holder shall have been so appointed and shall have accepted such appointment within thirty (30) days after either the retiring Agent Certificate Holder's giving of notice of resignation or the Required Certificate Holders' vote to remove the retiring Agent Certificate Holder, then the retiring Agent Certificate Holder may, on behalf of the Certificate Holders, appoint a successor Agent Certificate Holder, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or under the laws of another country that is doing business in the United States and having a combined capital, surplus and undivided profits of at least $100,000,000, or a wholly owned subsidiary of such bank. Upon its acceptance of its appointment, such successor Agent Certificate Holder shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent Certificate Holder, and the retiring Agent Certificate Holder shall be discharged from all further duties and obligations as Agent Certificate Holder under this Participation Agreement and under the other Operative Documents. After any retiring Agent Certificate Holder's resignation or removal hereunder as Agent Certificate Holder, the provisions of this Participation Agreement and of the other Operative Documents shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent Certificate Holder under this Participation Agreement. No resignation or renewal of the Agent Certificate Holder may become effective until a successor Agent Certificate Holder has been appointed as provided above.

       Section 14.13. Distributions. The Agent Certificate Holder shall, as promptly as practicable, distribute to each Participant its appropriate portion, if any, of payments received (in good, collected funds) by the Agent Certificate Holder from the Lessee, Lessee Agent or Guarantor for the account of the Participants or of any such payments so received for the account of such Participant.

       Section 14.14. Rights of Lessee Agent. Except where Lessee Agent is expressly referenced in this Article XIV or Article VII or in the Lease, (w) the Agent Certificate Holder shall act solely as agent of the Certificate Holders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Lessee Agent, (x) this Article XIV is for the benefit of the Agent Certificate Holder and the Participants only,
(y) Lessee Agent shall have no right to enforce any part of this Article XIV and shall have no rights as third party beneficiary or otherwise therein, and (z) this Article XIV may be amended by the approval of Agent Certificate Holder and the Required Participants, without any need to obtain the approval of Lessee Agent.


                                   ARTICLE XV
                                  MISCELLANEOUS

       Section 15.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of the Property to the Lessor Trust, the construction of any Improvements, any disposition of any interest of the Lessor Trust, Agent Certificate Holder or any Participant in the Property or any Improvements and the payment of the Notes and Certificates and any disposition thereof, and shall be and continue in effect to the extent set forth in such Operative Documents notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as otherwise expressly set forth herein or in the other

Operative Documents, the indemnities of the parties provided for in the Operative Documents shall survive the expiration or termination of any thereof.

        Section 15.2. No Broker, Etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser (other than Insignia Group and KNLB) to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein or in the other Operative Documents nor has it authorized any broker, finder or financial adviser (other than Insignia Group and KNLB) retained or employed by any other Person so to act. In the event that any party retains any other broker, finder or financial advisor, such party will promptly notify the other parties in writing of such broker, finder or financial advisor. Any party which is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

        Section 15.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service, by hand or by facsimile, and any such notice shall become effective (i) if delivered by United States mail, five (5) Business Days after being deposited in the mail, certified or registered with appropriate postage prepaid, (ii) if delivered by a nationally recognized courier service, upon delivery to the intended recipient, (iii) if delivered by hand, when received or
(iv) if delivered by facsimile, when transmitted (upon electronic confirmation thereof) provided that any facsimile transmitted after 5:00 P.M. (recipient time) shall be deemed to have been received on the next Business Day, and shall be directed to the address or facsimile number of such Person as indicated on
Schedule II. From time to time any party may designate a new address or facsimile number for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

        Section 15.4. Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        Section 15.5. Amendments, Etc. Neither any Operative Document nor any of the terms thereof may be terminated (except upon payment in full of the Lease Balance or effective exercise and consummation of the Remarketing Option in accordance with Article XX of the Master Lease and payment in full of all amounts due in accordance therewith), amended, supplemented, waived or modified without the written agreement or consent of each party thereto and the Lessee Agent's consent with respect to amendments, supplements, waivers and modifications in the Loan Agreement, Notes, Trust Agreement and Certificates and, regardless of whether the Lenders and the Certificate Holders are parties thereto, the Required Participants; provided, however, that:

                  (a) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each
        Participant:

                      (i) modify any of the provisions of this Section 15.5, change the definition of "Required Participants" or modify or waive any provision of any Operative Document requiring action by the foregoing;

                      (ii) amend, modify, waive or supplement any of the provisions of Section 2.5, 2.6 or 2.7 of the Loan Agreement;

                      (iii) reduce, modify, amend or waive any fees or
                  indemnities in favor of any Participant, including without limitation amounts payable pursuant to Article XIII (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

                      (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Document), any Loan or Certificate Holder Amount, the Lease Balance, the Loan Balance, Commitment Fees and any other fee payable hereunder, amounts due pursuant to
                  Section 20.2 of the Master Lease, interest or Yield (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any fee payable to
                  it) or, subject to subclause (iii) above, any other amount payable under the Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), Loans or Certificate Holder Amounts, Lease Balance, Loan Balance, Commitment Fees, Shortfall Amount, Property Improvement Costs, Estimated Improvement Costs, Participant Balance, or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents; or

                      (v) consent to any assignment of the Master Lease or the Lease Supplement by any Lessee, releasing Lessee from its obligations in respect of the payments of Rent, Loan Balance or Lease Balance or changing the absolute and unconditional character of such obligations.

                  (b) no such termination, amendment, supplement, waiver or modification that would increase the obligations of Lessee or Guarantor thereunder or deprive Lessee or Guarantor of any of its rights thereunder shall be effective against Lessee or Guarantor without its written agreement or consent.

        Section 15.6. Headings, Etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

        Section 15.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. Neither the Lessee Agent, the Lessee nor Guarantor shall assign or transfer any of its rights or obligations under the Operative Documents except in accordance with the terms and conditions thereof.

       Section 15.8. GOVERNING LAW. THIS PARTICIPATION AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED IN ANY OPERATIVE DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.

       Section 15.9. Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       Section 15.10. Liability Limited. (a) The parties hereto agree that except as specifically set forth herein or in any other Operative Document, no Certificate Holder or Owner Trustee shall have any personal liability whatsoever to any Participant or their respective successors and assigns for any claim based on or in respect hereof or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and recourse, if any, shall be solely had against such Certificate Holder's interest in the Lessor Trust; provided, however, that each Certificate Holder and Owner Trustee shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations, warranties or covenants under the Operative Documents, (c) with respect to Certificate Holders, for any Tax based on or measured by any fees, commission or compensation received by a Certificate Holder for acting as a Certificate Holder as contemplated by the Operative Documents, or (d) any Lessor Liens attributable to it. It is understood and agreed that, except as provided in the preceding sentence: (i) no Certificate Holder or Owner Trustee shall have any personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of each Certificate Holder and Owner Trustee to any Lender are solely nonrecourse obligations except to the extent that such Certificate Holder or Owner Trustee has received payment from others (including, without limitation, obligations with respect to the Loans); and (iii) all such personal liability of any Certificate Holder and Owner Trustee is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by such Certificate Holder and Owner Trustee.

       (b) No Participant shall have any obligation to any other Participant or to Lessee Agent, the Lessee, the Certificate Holders or the Lenders with respect to transactions contemplated by the Operative Documents, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

       Section 15.11. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee Agent, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Participation Agreement, the other

Operative Documents, and the transactions thereunder (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee Agent, at its own expense and upon prior request from any other party, shall take such action as may be reasonably necessary (including any action specified in the preceding sentence), or as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

       Section 15.12. SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PARTICIPATION AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       Section 15.13. Setoff. The Lenders and the Certificate Holders shall, upon the occurrence of any Lease Event of Default or Construction Agency Agreement Event of Default, have the right to appropriate and, subject to
Section 4.7, apply to the payment of Lessee Agent's obligations under the Lease, the Construction Agency Agreement and the other Operative Documents as security for the payment of such obligations, any and all balances, credits, deposits, accounts or moneys of Lessee Agent then or thereafter maintained with any Lender or any Certificate Holder. The rights of the Lenders and the Certificate Holders under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Person may have.

       Section 15.14. WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 15.14 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH OF GUARANTOR, LESSEE AGENT AND THE LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE AGENT CERTIFICATE HOLDER, THE OWNER TRUSTEE, THE LESSOR TRUST, THE ADMINISTRATIVE AGENT, THE ARRANGER AND EACH OF THE PARTICIPANTS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

       Section 15.15. No Participant Responsible for Other Participants. The obligations of each Participant under this Participation Agreement and the other Operative Documents are several and not joint; and, in the event of a failure by a Participant to perform any of its obligations hereunder or under any other Operative Document, neither the Agent Certificate Holder nor the Administrative Agent nor any other Participant (other than the defaulting Participant) shall have any liability as a consequence thereof.

       Section 15.16. Recourse during Construction. Notwithstanding any provision herein to the contrary, prior to the Completion Date if no Construction Agency Agreement Event of Default described in clauses (a), (b) or
(c) of Section 5.1 of the Construction Agency Agreement has occurred, so long as the Lessee and the Lessee Agent relinquish their interests therein and conveys possession of the Property and all Improvements and Modifications to the Agent Certificate Holder as contemplated by Section 20.3(b)(ii) of the Master Lease with the affidavit and certificate contemplated by Section 20.3(b)(i) of the Master Lease, the maximum recovery on a recourse basis from the Lessee (and any guarantor of the Lessee, including the Guarantor) for such Property shall be limited to 89.99% of the Property Cost; provided that the Lessee acknowledges and agrees that Certificate Holders shall be entitled to recover 100% of the Lease Balance from their interest as owner or mortgagee, as the case may be, of the Property and provided further that nothing contained in this Section 15.16 limits the obligations of Guarantor with respect to indemnification under
Article XIII hereof except to the extent that such indemnification relates to the payment of Construction Costs.

       Section 15.17. No Recourse to Owner Trustee; Agent Certificate Holder; Certificate Holders. Notwithstanding any provision to the contrary, the obligations, representations, warranties and agreements of the Lessor Trust hereunder and under the Certificates, the other Operative Documents and any other certificate, instrument or document executed in connection herewith or therewith, and any other document supplemental hereto or thereto, shall be deemed obligations and agreements of the Lessor Trust, and not of Wilmington Trust Company in its individual capacity, Agent Certificate Holder or any Certificate Holder, or any shareholder, officer, agent or employee of Wilmington Trust Company in its individual capacity or Agent Certificate Holder or any Certificate Holder, and the shareholders, officers, agents and employees of Wilmington Trust Company in its individual capacity or Agent Certificate Holder any Certificateholder shall not be liable personally hereon or thereon or be subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby or thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       TRUSERV CORPORATION, as Lessee Agent



                                       By
                                          -------------------------------------
                                          Kerry J. Kirby
                                          Its Executive Vice President and
                                          Chief Financial Officer



                                       MARY GREEN, LLC, as Lessee

                                             By: TruServ Corporation,
                                                 its sole member


                                                 By
                                                    ---------------------------
                                                    Kerry J. Kirby
                                                    Its Executive Vice President
                                                    and Chief Financial Officer


                                       BMO LEASING (U.S.), INC., as Agent
                                          Certificate Holder and as a
                                          Certificate Holder



                                       By
                                          -------------------------------------
                                                 Joseph A. Bliss
                                                 Its Vice President


                                       BANK OF MONTREAL, as Administrative
                                          Agent, Arranger and as a Lender



                                       By
                                          -------------------------------------
                                                 Julia B. Buthman
                                                 Its Managing Director

                                       WILMINGTON TRUST COMPANY, not in its
                                          individual capacity, except as
                                          expressly provided herein, but solely
                                          as Owner Trustee


                                       By
                                          -------------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------


                                       TRUSERV 1998 TRUST, as Lessor Trust

                                             By: Wilmington Trust Company,
                                                 not in its individual capacity
                                                 but solely as Owner Trustee

                                                 By
                                                    ---------------------------
                                                    Name:
                                                         ----------------------
                                                    Title:
                                                          ---------------------

                                   SCHEDULE I
                           TO PARTICIPATION AGREEMENT


                                   COMMITMENTS


                                                                 COMMITMENT
       PARTICIPANT                  COMMITMENT                   PERCENTAGE



        LENDERS

    Bank of Montreal               $33,700,000                      84.25%


  CERTIFICATE HOLDERS

BMO Leasing (U.S.), Inc.            $6,300,000                      15.75%

         TOTAL                     $40,000,000                       100%

                                   SCHEDULE II
                           TO PARTICIPATION AGREEMENT


     Notice Information, Wire Instructions and Funding Offices,



AGENT CERTIFICATE HOLDER:

BMO LEASING (U.S.), INC.
311 West Monroe Street
Chicago, Illinois  60603

Attention:  Thomas Rawlinson
Facsimile No.:  (312) 750-4304

Wire Transfer Instructions:
Bank:  Harris Trust and Savings Bank
ABA Number:  071-000-288
Account Name:  BMO Leasing
Account Number:  124-8566
Ref:  TruServ Synthetic Lease

ADMINISTRATIVE AGENT:

BANK OF MONTREAL
115 South LaSalle Street
Chicago, Illinois  60603


Attention:  Thomas Rawlinson
Facsimile No.:  (312) 750-4304

Wire Transfer Instructions for the Account:
Bank:  Harris Trust and Savings Bank
ABA Number:  071-000-288
Account Name:  Bank of Montreal
Account Number:  124-8566
Ref:  TruServ Synthetic Lease

CERTIFICATE HOLDER:

BMO LEASING (U.S.), INC.
311 West Monroe Street
Chicago, Illinois  60603

Attention:  Thomas Rawlinson
Facsimile No.:  (312) 750-4304

Wire Transfer Instructions:
Bank:  Harris Trust and Savings Bank
ABA Number:  071-000-288
Account Name:  BMO Leasing
Account Number:  1814165
Ref:  TruServ Synthetic Lease

LENDERS:

BANK OF MONTREAL
115 South LaSalle
Chicago, Illinois  60603

Attention:  Thomas Rawlinson
Facsimile No.:  (312) 750-4304

Wire Transfer Instructions:
Bank:  Harris Trust and Savings Bank
ABA Number:  071-000-288
Account Name:  Bank of Montreal
Account Number:  124-8566
Ref:  TruServ Synthetic Lease

LESSEE AGENT AND GUARANTOR:

TruServ Corporation
8600 West Bryn Mawr Avenue
Chicago, Illinois  60631-3505

Attention:  Kerry J. Kirby
Facsimile No.:  (773) 695-6563

With a copy to:

TruServ Corporation
8600 West Bryn Mawr Avenue
Chicago, Illinois  60631-3505

Attention:  General Counsel
Facsimile No.:  (773) 695-5465

Wire Transfer Instructions:
Bank:  Harris Trust and Savings Bank
ABA Number:  071-000-288
Account Name:  TruServ Corporation
Account Number:  232-897-9

OWNER TRUSTEE:

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware  19890-0001
Attention:  Corporate Trust Administration

                                  SCHEDULE III
                           TO PARTICIPATION AGREEMENT
                   COMMITMENT FEES; CERTIFICATE HOLDER MARGIN
                                 AND LOAN MARGIN

         Commitment Fees with respect to the Loans and Certificate Holder Amounts on any day, shall be calculated using the percentage set forth below opposite the applicable Fixed Charge Coverage Ratio of Guarantor in effect for such day for the Available Loan Commitment and Available Certificate Holder
Commitment:


              FIXED CHARGE COVERAGE RATIO                    COMMITMENT FEE
              ---------------------------                    --------------

     Less than 2.00 to 1.00                                       .15%

     Equal to or greater than 2.00  to 1.00 but less than         .125%
     2.75 to 1.00

     Equal to or greater than 2.75 to 1.00                         .10%

         "Certificate Holder Margin" means, with respect to any Certificate Holder Amount which is a Eurodollar Loan/Certificate Holder Amount, the percentage set forth below opposite the Fixed Charge Coverage Ratio in effect for such date:

              FIXED CHARGE COVERAGE RATIO                     CERTIFICATE
                                                             HOLDER MARGIN
                                                             -------------
Less than 2.00 to 1.00                                             .85%

Equal to or greater than 2.00 to 1.00,                            .775%
but less than 2.75 to 1.00

Equal to or greater than 2.75 to 1.00                             .725%

         "Loan Margin" means, with respect to any Loan which is a Eurodollar Loan/Certificate Holder Amount, the percentage set forth below opposite the Fixed Charge Coverage Ratio in effect for such date :

              FIXED CHARGE COVERAGE RATIO                      LOAN MARGIN

Less than 2.00 to 1.00                                             .50%

Equal to or greater than 2.00 to 1.00,                            .425%
but less than 2.75 to 1.00

Equal to or greater than 2.75 to 1.00                             .375%

                                   SCHEDULE IV

                             RESTRICTIVE AGREEMENTS

         Cotter & Company $50,000,000 Private Shelf Agreement dated as of December 29, 1995 (as amended by Amendment No. 1 thereto dated June 24, 1997) with The Prudential Insurance Company of America and the other entities from time to time party thereto.

                                   SCHEDULE V

                                      LIENS

             CAPITAL LEASES       CAPITALIZED VALUE        ESTIMATED OBLIGATION

Transportation Equipment
Lessors of Tractors & Trailers

Security Pacific                    $  266,139.13              $  253,362.80

Norlease, Inc.                      $3,115,550.75              $2,495,710.49

Met Life                            $4,652,584.89              $2,226,092.50
                                    -------------              -------------
     TOTAL                          $8,034,274.77              $4,975,165.79
                                    =============              =============

                                   SCHEDULE VI

                                   INVESTMENTS


                                      None.

                                  SCHEDULE VII

                            FORM OF SUBORDINATED NOTE